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As filed with the Securities and Exchange Commission on December 16, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LEGACY RESERVES LP*
LEGACY RESERVES FINANCE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware Delaware (State or other jurisdiction of incorporation or organization)	1311 1311 (Primary Standard Industrial Classification Code Number)	16-1751069 45-1621181 (I.R.S. Employer Identification Number)

303 W. Wall Street, Suite 1800
Midland, Texas 79701
(432) 689-5200
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

James Daniel Westcott
303 W. Wall Street, Suite 1800
Midland, Texas 79701
(432) 689-5200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

George Vlahakos
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
(713) 220-4200

Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the effective date of this Registration Statement.

          If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

          Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

          Exchange Act Rule 144-1(d) (Cross-Border Third-Party Tender Offer)    ☐

          Each Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee

6.625% Senior Notes due 2021	$300,000,000	100%	$300,000,000	$34,860(1)

Guarantees of 6.625% Senior Notes due 2021(2)	—	—	—	—(3)

(1)
Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended. For purposes of this calculation, the offering price per note was assumed to be the stated principal amount of each original note that may be received by the registrant in the exchange transaction in which the notes will be offered.

(2)
No separate consideration was received for the guarantees. Each subsidiary of Legacy Reserves LP that is listed below in the Table of Additional Registrant Guarantors has guaranteed the notes being registered.

(3)
Pursuant to Rule 457(n) of the Securities Act of 1933, as amended, no registration fee is required for the Guarantees.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

*
The following are co-registrants that guarantee the debt securities:

Exact name of registrant guarantor(1)	State or other jurisdiction of incorporation or organization	I.R.S. Employer Identification Number
Legacy Reserves Operating GP LLC	Delaware	20-4307209
Legacy Reserves Operating LP	Delaware	20-4307259
Legacy Reserves Services, Inc.	Texas	20-4442710

(1)
The address for the registrant guarantors is 303 W. Wall Street, Suite 1800, Midland, Texas 79701, and the telephone number for the registrant guarantors is (432) 689-5200. The Primary Standard Industrial Classification Code for the registrant guarantors is 1311.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 16, 2014

PROSPECTUS

Legacy Reserves LP
Legacy Reserves Finance Corporation

Offer to Exchange
Up to $300,000,000 of
6.625% Senior Notes due 2021
That Have Not Been Registered Under
the Securities Act of 1933
("old notes")
For
Up to $300,000,000 of
6.625% Senior Notes due 2021
That Have Been Registered Under
the Securities Act of 1933
("new notes")

Terms of the New Notes:

  •
  The terms of the new notes are identical to the terms of the old notes that were issued in May 2014, except that the new notes will be registered under the Securities Act of 1933 and will not contain restrictions on transfer, registration rights or provisions for additional interest.

Terms of the Exchange Offer:

  •
  We are offering to exchange up to $300,000,000 of our old notes for new notes with materially identical terms that have been registered under the Securities Act of 1933 and are freely tradable.

  •
  Interest on the new notes will accrue at the rate of 6.625% per annum, and will be payable on June 1 and December 1 of each year, with the next payment being due on June 1, 2015.

  •
  We will exchange all old notes that you validly tender and do not validly withdraw before the exchange offer expires for an equal principal amount of new notes.

  •
  The exchange offer expires at 5:00 p.m., New York City time, on                        , 2015, unless extended.

  •
  Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

  •
  The exchange of old notes for new notes will not be a taxable event for U.S. federal income tax purposes. Please read "Certain U.S. Federal Income Tax Consequences."

        You should carefully consider the risks set forth under "Risk Factors" beginning on page 9 of this prospectus for a discussion of factors you should consider before participating in the exchange offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2014.

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus, or in the documents incorporated by reference herein, is accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated documents, as the case may be.

        This prospectus incorporates important business and financial information about Legacy Reserves LP that is not included or delivered with this prospectus. Such information is available without charge to holders of old notes upon written or oral request made to Legacy Reserves LP, 303 W. Wall Street, Suite 1800, Midland, Texas 79701, Tel: (432) 659-5200; Attn: James Daniel Westcott.

i

WHERE YOU CAN FIND MORE INFORMATION

        We are required to file annual, quarterly, and current reports and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any documents filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding us. The SEC's web site is http://www.sec.gov.

        We also make available free of charge on our internet website at http://www.legacylp.com all of the documents that we file with or furnish to the SEC as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider information contained on our website as part of this prospectus unless specifically so designated and filed with the SEC.

        We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

        We incorporate by reference in this prospectus the documents listed below that we have previously filed with the SEC:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2013 filed on February 21, 2014;

  •
  Our Quarterly Report on Form 10-Q for the quarter ended March 30, 2014 filed on May 6, 2014, for the quarter ended June 30, 2014 filed on May 6, 2014 and for the quarter ended September 30, 2014 filed on October 31, 2014;

  •
  Our Current Reports on Form 8 K filed April 2, 2014, April 16, 2014, April 17, 2014, May 6, 2014, May 9, 2014, May 13, 2014, May 16, 2014, May 28, 2014, June 16, 2014, June 17, 2014, July 30, 2014 and October 8, 2014; and on Form 8-K/A filed August 14, 2014, August 25, 2014 and December 11, 2014; and

  •
  Our proxy statement on Schedule 14A filed on March 31, 2014.

        In addition, we incorporate by reference in this prospectus any future filings made by Legacy Reserves LP with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding any information in those documents that is deemed by the rules of the SEC to be furnished and not filed with the SEC) until all offerings under the registration statement of which this prospectus forms a part are completed or terminated, and after the date on which such registration statement was initially filed with the SEC and before the effectiveness of such registration statement.

        You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, and we will provide such document to you at no cost, by writing or telephoning us at the following address or phone number:

Legacy Reserves LP
303 W. Wall Street, Suite 1800
Midland, Texas 79701
Attn: James Daniel Westcott
Executive Vice President and Chief Financial Officer
Tel: (432) 659-5200

ii

 CAUTIONARY STATEMENT
REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control, which may include statements about:

  •
  our business strategy;

  •
  the amount of oil and natural gas we produce;

  •
  the price at which we are able to sell our oil and natural gas production;

  •
  our ability to acquire additional oil and natural gas properties at economically attractive prices;

  •
  our drilling locations and our ability to continue our development activities at economically attractive costs;

  •
  the level of our lease operating expenses, general and administrative costs and finding and development costs, including payments to our general partner;

  •
  the level of our capital expenditures;

  •
  the level of cash distributions to our unitholders;

  •
  our future operating results; and

  •
  our plans, objectives, expectations and intentions.

        All of these types of statements, other than statements of historical fact included in this prospectus, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "could," "should," "expect," "plan," "project," "intend," "anticipate," "believe," "estimate," "predict," "potential," "pursue," "target," "continue," the negative of such terms or other comparable terminology.

        The forward-looking statements contained in this prospectus are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management's assumptions about future events may prove to be inaccurate. All readers are cautioned that the forward-looking statements contained in this prospectus are not guarantees of future performance, and our expectations may not be realized or the forward-looking events and circumstances may not occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described under the caption "Risk Factors" in this prospectus, as well as the risk factors included in Item 1A. "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013 and the risk factors included in Item 1A. "Risk Factors" in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014. The forward-looking statements in this prospectus speak only as of the date of this prospectus; we disclaim any obligation to update these statements unless required by securities law, and we caution you not to rely on them unduly.

iii

 PROSPECTUS SUMMARY

        This summary highlights information included or incorporated by reference in this prospectus. It does not contain all of the information that may be important to you. You should read carefully the entire prospectus, including the risk factors beginning on page 9.

        Except as used in the "Description of Notes" or unless otherwise indicated or the context otherwise requires, references to "Legacy Reserves," "Legacy," "we," "our," "us," or like terms refer to Legacy Reserves LP and its subsidiaries, including Legacy Reserves Finance Corporation, collectively.

        In this prospectus, we refer to the notes to be issued in the exchange offer as the "new notes" and the notes issued in May 2014 as "old notes." We refer to the new notes and the old notes collectively as the "notes."

 Legacy Reserves LP

Overview

        We are a master limited partnership headquartered in Midland, Texas, focused on the acquisition and development of oil and natural gas properties primarily located in the Permian Basin, Mid-Continent and Rocky Mountain regions of the United States.

        Our primary business objective is to generate stable cash flows allowing us to make cash distributions to our unitholders and to support and increase quarterly cash distributions per unit over time through a combination of acquisitions of new properties and development of our existing oil and natural gas properties.

        Our oil and natural gas production and reserve data as of December 31, 2013 are as follows:

  •
  We had proved reserves of approximately 87.6 million barrels of crude oil equivalent (MMBoe), of which 70% were oil and natural gas liquids ("NGLs") and 85% were classified as proved developed producing (PDP), 2% were proved developed non-producing, and 13% were proved undeveloped; and

  •
  Our proved reserves to production ratio was approximately 12.4 years based on the annualized production volumes for the three months ended December 31, 2013.

        We have grown primarily through two activities: the acquisition of producing oil and natural gas properties and the development of properties in established producing trends. From 2007 through 2013, we completed 129 acquisitions of oil and natural gas properties for a total of approximately $1.6 billion. These acquisitions of primarily long-lived, oil-weighted assets, along with our ongoing development activities and operational improvements, have allowed us to achieve significant operational and financial growth during this time period.

Our Ownership and Organizational Structure

        The chart below depicts our simplified organization and ownership structure as of December 15, 2014.

 OWNERSHIP OF LEGACY RESERVES LP

Public Unitholders	85.34% (a)
Founding Investors, Directors and Management(b)	14.63%
General Partner Interest	0.03%

Total	100.00%

(a)
Does not include (i) 2,300,000 of our Series A Preferred Units, (ii) 7,200,000 of our Series B Preferred Units, (iii) 100,000 issued and outstanding Incentive Distribution Units, (iv) 200,000 issued but unvested Incentive Distribution Units or (iv) 700,000 Incentive Distribution Units held in treasury by the Partnership. The Series A Preferred Units, Series B Preferred Units and Incentive Distribution Units do not vote in the election of directors of our general partner.

(b)
Includes entities controlled by Cary Brown, our Chairman, President and Chief Executive Officer, Dale Brown, a Director, Paul T. Horne, our Executive Vice President and Chief Operating Officer, and Kyle McGraw, our Executive Vice President, Chief Development Officer and a Director as well as certain members of Mr. McGraw's family.

(c)
WPX Energy Rocky Mountain, LLC, a wholly owned subsidiary of WPX Energy, Inc., also owns 200,000 unvested Incentive Distribution Units.

 The Exchange Offer

        On May 13, 2014, we completed a private offering of the old notes. We entered into a registration rights agreement with the initial purchasers in the private offering pursuant to which we agreed to deliver to you this prospectus and to use commercially reasonable efforts to complete the exchange offer on or before May 13, 2015.

Old Notes	On May 13, 2014, we completed a private placement of $300 million aggregate principal amount of our 6.625% Senior Notes due 2021.
New Notes

6.625% Senior Notes due 2021. The terms of the new notes are identical to the terms of the old notes, except that the new notes are registered under the Securities Act of 1993, as amended (the "Securities Act"), and will not have restrictions on transfer, registration rights or provisions for additional interest.

Exchange Offer	We are offering to exchange new notes for old notes.
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2015, unless we decide to extend it.
Conditions to the Exchange Offer

The registration rights agreement does not require us to accept old notes for exchange if the exchange offer, or the making of any exchange by a holder of the old notes, would violate any applicable law or interpretation of the staff of the SEC. The exchange offer is not conditioned on a minimum aggregate principal amount of old notes being tendered. Please read "Exchange Offer—Conditions to the Exchange Offer" for more information about the conditions to the exchange offer.

Procedures for Tendering Old Notes

To participate in the exchange offer, you must follow the procedures established by The Depository Trust Company, or DTC, for tendering notes held in book-entry form. These procedures for using DTC's Automated Tender Offer Program, or ATOP, require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an "agent's message" that is transmitted through DTC's automated tender offer program, and (ii) DTC confirms that:

• DTC has received your instructions to exchange your notes; and
• you agree to be bound by the terms of the letter of transmittal.

For more information on tendering your old notes, please refer to the section in this prospectus entitled "Exchange Offer—Terms of the Exchange Offer," "—Procedures for Tendering" and "Description of Notes—Book-Entry, Delivery and Form."

Guaranteed Delivery Procedures	None.

Withdrawal of Tenders

You may withdraw your tender of old notes at any time prior to the expiration date of the exchange offer. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please refer to the section in this prospectus entitled "Exchange Offer—Withdrawal of Tenders."

Acceptance of Old Notes and Delivery of New Notes

If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer on or before 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will return any old notes that we do not accept for exchange to you without expense promptly after the expiration date of the exchange offer and acceptance of the old notes for exchange. Please refer to the section in this prospectus entitled "Exchange Offer—Terms of the Exchange Offer."

Fees and Expenses	We will bear expenses related to the exchange offer. Please refer to the section in this prospectus entitled "Exchange Offer—Fees and Expenses."
Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement.
Consequences of Failure to Exchange Old Notes

If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register the old notes under the Securities Act except in limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

U.S. Federal Income Tax Considerations	The exchange of old notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read "Certain U.S. Federal Income Tax Consequences."
Exchange Agent

We have appointed Wells Fargo Bank, National Association as exchange agent for the exchange offer. You should direct questions and requests for assistance, as well as requests for additional copies of this prospectus or the letter of transmittal, to the exchange agent addressed as follows: Wells Fargo Bank, N.A., MAC N9303-121, P.O. Box 1517, Minneapolis, Minnesota 55480. Eligible institutions may make requests by facsimile at 1-612- 667-6282, Attn: Corporate Trust Operations and may confirm facsimile delivery by calling 1-800-344-5128.

 Terms of the New Notes

        The new notes will be identical to the old notes, except that the new notes are registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes and the old notes.

        The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the new notes, please refer to the section of this prospectus entitled "Description of Notes."

Issuers	Legacy Reserves LP and Legacy Reserves Finance Corporation. Legacy Reserves Finance Corporation, a Delaware corporation, is a 100% owned subsidiary of Legacy Reserves LP that has been organized for the sole purpose of being a co-issuer of certain of our indebtedness, including the notes. Legacy Reserves Finance Corporation has no operations and no revenue other than as may be incidental to its activities as co-issuer of our indebtedness.
Notes Offered	$300 million aggregate principal amount of 6.625% Senior Notes due 2021.
Maturity Date	December 1, 2021.
Interest	Interest on the new notes accrues at a rate of 6.625% per annum (calculated using a 360- day year).
Interest on the new notes is payable on June 1 and December 1 of each year, with the next interest payment being due on June 1, 2015.
Ranking	Like the old notes, the new notes will be our senior unsecured obligations. Accordingly, they will:

•

rank equal in right of payment with all of our existing and future senior indebtedness, including $300 million in aggregate principal amount of our 8% senior unsecured notes maturing on December 1, 2020 (the "2020 Senior Notes") and the $250 million in aggregate principal amount of our 6.625% Senior Notes due 2021 that we issued in May 2013 (the "Initial 2021 Senior Notes");

•

be effectively subordinated in right of payment to all of our secured indebtedness, including indebtedness under our revolving credit facility, to the extent of the value of the collateral securing such indebtedness;

•

be structurally subordinated in right of payment to all indebtedness and other liabilities, including trade payables, of our subsidiaries that do not guarantee the notes (other than indebtedness and liabilities owed to us, if any); and

• rank senior in right of payment to all of our future subordinated indebtedness;

As of September 30, 2014, we had a total principal amount of long-term debt of approximately $1.2 billion, and the notes were effectively subordinated to approximately $370 million of outstanding senior secured indebtedness (to the extent of the value of the collateral securing such indebtedness) under our revolving credit facility.

Subsidiary Guarantees

The new notes are jointly and severally guaranteed by all of our existing and future material restricted subsidiaries (other than the co-issuer) that guarantee a material amount of our other indebtedness, which we refer to as "our subsidiary guarantors." Each subsidiary guarantee of a subsidiary guarantor will:

• rank equal in right of payment with all of the existing and future senior unsecured indebtedness of the subsidiary guarantor;

•

be effectively subordinated in right of payment to all existing and future secured indebtedness of the subsidiary guarantor, including its guarantees of our borrowings under our revolving credit facility, to the extent of the value of the collateral securing such indebtedness; and

• rank senior in right of payment to all future subordinated indebtedness of such subsidiary guarantors.
Optional Redemption

We have the option to redeem the new notes, in whole or in part, at any time on or after June 1, 2017 at the redemption prices described in this prospectus under the heading "Description of Notes—Optional Redemption," together with any accrued and unpaid interest to the date of redemption.

Prior to June 1, 2017, we may redeem the new notes, in whole or in part, at a "make-whole" redemption price described under "Description of Notes—Optional Redemption," together with any accrued and unpaid interest to the date of redemption.

Equity Offering Optional Redemption

Prior to June 1, 2016, we may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the new notes with the net proceeds of a public or private equity offering at 106.625% of the principal amount of the new notes, plus any accrued and unpaid interest to the date of redemption, if at least 65% of the aggregate principal amount of the notes originally issued under the indenture remains outstanding after such redemption and the redemption occurs within 180 days of the date of the closing of such equity offering.

Change of Control

If a change of control occurs, each holder of new notes may require us to repurchase all or a portion of its new notes at a price equal to 101% of the principal amount of the new notes, plus any accrued and unpaid interest to the date of repurchase.

Certain Covenants	The indenture governing the new notes contains covenants that, among other things, will limit our ability and the ability of our restricted subsidiaries to:
• sell assets;
• pay distributions on, purchase or redeem our units or purchase or redeem our subordinated debt;
• make investments;
• incur or guarantee additional indebtedness or issue preferred units;
• create or incur certain liens;
• enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us;
• consolidate, merge or transfer all or substantially all of our assets;
• engage in transactions with affiliates;
• create unrestricted subsidiaries; and
• engage in certain business activities.

These covenants are subject to important exceptions and qualifications that are described under "Description of Notes."

If the new notes achieve an investment grade credit rating from each of Moody's Investors Service, Inc. and Standard & Poor's Ratings Services (or if either such entity ceases to rate the notes for reasons outside of the Company's control, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of the Exchange Act selected by the Company as a replacement agency), many of these covenants will terminate.

Absence of Established Market for the New Notes

The new notes generally will be freely transferable and will be fungible with the notes originally issued under the indenture governing the notes. There can be no assurance as to the development, maintenance or liquidity of any market for the new notes.

We do not intend to apply for a listing of the new notes on any securities exchange or for the inclusion of the new notes on any automated dealer quotation system.

Ratio of Earnings to Fixed Charges

        The following table presents the ratios of earnings to fixed charges and preferred distributions of the Partnership for the periods indicated. For purposes of computing the ratios of earnings to fixed charges, earnings consist of income from continuing operations before adjustment for equity income from equity method investees plus fixed charges and distributed income from investees accounted for under the equity method. Fixed charges consist of interest expensed and an estimated interest component of rent expense.

	Legacy Reserves LP
	Year Ended December 31,					Nine Months Ended September 30, 2014
	2009	2010	2011	2012	2013
Ratio of earnings to fixed charges	(1)	1.61X	4.53X	4.04X	(2)	1.96X
Ratio of earnings to fixed charges and preferred distributions	(1)	1.61X	4.53X	4.04X	(2)	1.73X

(1)
Earnings were insufficient to cover fixed charges, and fixed charges exceeded earnings by approximately $92.3 million. No preferred distributions were paid during this period.

(2)
Earnings were insufficient to cover fixed charges, and fixed charges exceeded earnings by approximately $34.3 million. No preferred distributions were paid during this period.

RISK FACTORS

        An investment in the notes involves various material risks. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as those described under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2013 and the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 2013 and in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014, each of which is incorporated by reference in this prospectus, and in other filings we may make from time to time with the SEC.

Risks Related to Investing in the New Notes

If you do not properly tender your old notes, you will continue to hold unregistered old notes and your ability to transfer old notes will remain restricted and may be adversely affected.

        We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of old notes.

        If you do not exchange your old notes for new notes pursuant to the exchange offer, the old notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register old notes under the Securities Act unless our registration rights agreement with the initial purchasers of the old notes requires us to do so. Further, if you continue to hold any old notes after the exchange offer is consummated, you may have trouble selling them because the principal amount of the currently outstanding old notes may be reduced as a result of the exchange offer.

Our revolving credit facility has substantial restrictions and financial covenants that may restrict our business and financing activities and our ability to make payments on the new notes.

        Our revolving credit facility limits the amounts we can borrow to a borrowing base amount, determined by the lenders in their sole discretion based on their valuation of our proved reserves and their internal criteria. The borrowing base is redetermined semi-annually and the available borrowing amount could be decreased as a result of such redeterminations. Decreases in the available borrowing amount could result from declines in oil and natural gas prices, operating difficulties or increased costs, declines in reserves, lending requirements or regulations or certain other circumstances. Our borrowing base is currently set at $950.0 million. As of September 30, 2014, approximately $370 million of borrowings were outstanding under our revolving credit facility. Our next scheduled borrowing base redetermination will be in April 2015.

        A future decrease in our borrowing base could be substantial and could be to a level below our outstanding borrowings. Outstanding borrowings in excess of the borrowing base are required to be repaid within 120 days following notice from the administrative agent of the new or adjusted borrowing base. If we do not have sufficient funds on hand for repayment, we may be required to seek a waiver or amendment from our lenders, refinance our revolving credit facility or sell assets or debt or units. We may not be able to obtain such financing or complete such transactions on terms acceptable to us, or at all. Failure to make the required repayment could result in a default under our revolving credit facility, which could adversely affect our business, financial condition and results of operations. A default under our revolving credit facility could cause all of our existing indebtedness, including the new notes, the Initial 2021 Senior Notes and the 2020 Senior Notes, to be immediately due and payable.

        The operating and financial restrictions and covenants in our revolving credit facility restrict, and any future financing agreements likely will restrict, our ability to finance future operations or capital needs or to engage, expand or pursue our business activities or to pay distributions. Our revolving credit facility restricts, and any future revolving credit facility likely will restrict, our ability to:

  •
  incur indebtedness;

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  enter into certain leases;

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  grant certain liens;

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  enter into certain derivatives;

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  make certain loans, acquisitions, capital expenditures and investments;

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  make distributions other than from available cash;

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  merge, consolidate or allow any material change in the character of our business; or

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  engage in certain asset dispositions, including a sale of all or substantially all of our assets.

        Our revolving credit facility restricts our ability to make distributions to our limited partners or repurchase limited partner interests, unless after giving effect to such distribution or repurchase no Event of Default (as defined in our revolving credit facility) exists. While we currently are not restricted by our revolving credit facility from declaring a distribution, we may be restricted from paying a distribution in the future.

        We are also required to comply with certain financial covenants and ratios under the revolving credit facility. We may not be able to comply with these restrictions and covenants in the future and our ability to do so will be affected by the levels of cash flow from our operations and events or circumstances beyond our control, such as any potential disruptions in the financial markets. If we violate any of the restrictions, covenants, ratios or tests in our revolving credit facility, a significant portion of our indebtedness may become immediately due and payable, our ability to make distributions will be inhibited and our lenders' commitment to make further loans to us may terminate. We might not have, or be able to obtain, sufficient funds to make these accelerated payments. In addition, our obligations under our revolving credit facility are secured by substantially all of our assets, and if we are unable to repay our indebtedness under our revolving credit facility, the lenders can seek to foreclose on our assets.

Restrictive covenants under our indentures may adversely affect our operations.

        Each of the indenture governing the new notes and the indenture governing our 2020 Senior Notes contains, and any future indebtedness we incur may contain, a number of restrictive covenants that will impose significant operating and financial restrictions on us, including restrictions on our ability to, among other things:

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  sell assets, including equity interests in our restricted subsidiaries;

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  pay distributions on, redeem or purchase our limited partner interests or redeem or purchase our subordinated debt;

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  make investments;

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  incur or guarantee additional indebtedness or issue preferred units;

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  create or incur certain liens;

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  enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us;

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  consolidate, merge or transfer all or substantially all of our assets;

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  engage in transactions with affiliates;

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  create unrestricted subsidiaries; and

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  engage in certain business activities.

        As a result of these covenants, we are limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs.

        A failure to comply with the covenants in either the indenture governing the notes or, the indenture governing our 2020 Senior Notes, or any future indebtedness could result in an event of default under such indentures, our revolving credit facility or the future indebtedness, which, if not cured or waived, could have a material adverse effect on our business, financial condition and results of operations. In addition, complying with these covenants may also cause us to take actions that are not favorable to holders of the notes and may make it more difficult for us to successfully execute our business strategy and compete against companies who are not subject to such restrictions.

We may not be able to generate enough cash flow to meet our debt obligations.

        We expect our earnings and cash flow to vary significantly from year to year due to the cyclical nature of our industry. As a result, the amount of debt that we can manage in some periods may not be appropriate for us in other periods. Additionally, our future cash flow may be insufficient to service our debt obligations and commitments, including the new notes. Any insufficiency could negatively impact our business. A range of economic, competitive, business and industry factors will affect our future financial performance and, as a result, our ability to generate cash flow from operations and to service our debt obligations, including the new notes. Many of these factors, such as oil and natural gas prices, economic and financial conditions in our industry and the global economy or competitive initiatives of our competitors, are beyond our control.

        If we do not generate enough cash flow from operations to satisfy our debt obligations, we may have to undertake alternative financing plans, such as:

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  refinancing or restructuring our debt;

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  selling assets;

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  reducing or delaying capital investments; or

  •
  seeking to raise additional capital.

        However, we cannot assure you that undertaking alternative financing plans, if necessary, would allow us to meet our debt obligations. Our inability to generate sufficient cash flow to service and satisfy our debt obligations, including our obligations under the new notes, or to obtain alternative financing, could materially and adversely affect our ability to make payments on the new notes and our business, financial condition, results of operations and prospects.

We distribute all of our available cash to our unitholders after reserves are established by our general partner, and we are not required to accumulate cash for the purpose of meeting our future obligations to our noteholders, which may limit the cash available to service the new notes.

        Subject to the limitations on restricted payments contained in the indenture governing the new notes, the indenture governing our 2020 Senior Notes and in our revolving credit facility, our partnership agreement requires us to distribute all of our "available cash" each quarter to our unitholders. "Available cash" is defined in our partnership agreement, and it generally means, for each fiscal quarter, all cash and cash equivalents on the date of determination of available cash for that quarter, less the amount of any cash reserves established by our general partner to:

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  provide for the proper conduct of our business;

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  comply with applicable law, the terms of any of our debt instruments or other agreements; or

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  provide funds for distributions to our unitholders and to our general partner for any one or more of the next four quarters.

        As a result, we do not expect to accumulate significant amounts of cash. In addition, we are required to make monthly cash distributions on our 8% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units and our 8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, which further reduces our cash on hand. In conjunction with the closing of our acquisition of certain oil and natural gas properties in the Piceance Basin, we issued incentive distribution units to WPX Energy Rocky Mountain, LLC, a subsidiary of WPX Energy, Inc. and our partnership agreement was amended to substantially revise our cash distribution policy. Depending on the timing and amount of our cash distributions, these distributions could significantly reduce the cash available to us in subsequent periods to make interest payments on the new notes.

The new notes and the guarantees are unsecured and effectively or structurally subordinated to our and our subsidiary guarantors' existing and future secured indebtedness.

        The new notes and the guarantees are our general unsecured senior obligations ranking effectively junior in right of payment to all existing and future secured debt of ours including obligations under our revolving credit facility, to the extent of the value of the collateral securing such debt. In addition, the guarantees are our subsidiary guarantors' general unsecured senior obligations ranking structurally junior in right of payment to all existing and future secured debt of our subsidiary guarantors, including obligations under our revolving credit facility, to the extent of the value of the collateral securing such debt. As of September 30, 2014, we had $370 million of senior secured indebtedness outstanding under our revolving credit facility, to which extent the new notes will be effectively subordinated, and approximately $579.9 million (after deducting $0.1 million of outstanding letters of credit) of additional borrowing capacity under our revolving credit facility.

        If we or a subsidiary guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any secured debt of ours or of any subsidiary guarantor will be entitled to be paid in full from our assets or the assets of such guarantor, as applicable, securing that debt before any payment may be made with respect to the new notes or the affected guarantees. Holders of the new notes will participate ratably with all holders of our unsecured indebtedness that does not rank junior to the new notes, including the holders of the Initial 2021 Senior Notes and the 2020 Senior Notes and all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the new notes. As a result, holders of the new notes would likely receive less, ratably, than holders of secured indebtedness.

Not all of our subsidiaries will guarantee the new notes. Your right to receive payments on the notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

        Although all of our existing subsidiaries, other than the co-issuer and our equity method investees in which we own a non-controlling interest, will initially guarantee the new notes, in the future, under certain circumstances, the guarantees are subject to release, and we may have other subsidiaries in the future that are not guarantors. Thus, the new notes will be effectively junior to the claims of all creditors, including trade creditors and tort claimants, of our subsidiaries that are not guarantors. In the event of the liquidation, dissolution, reorganization, bankruptcy or similar proceedings respecting the business of a subsidiary that is not a guarantor, creditors of that subsidiary would generally have the right to be paid in full before any distribution is made to us or the holders of the new notes. Accordingly, there may not be sufficient funds remaining to pay amounts due on all or any of the new notes.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

        Borrowings under our revolving credit facility bear interest at variable rates and expose us to interest rate risk. If interest rates increase and we are unable to effectively hedge our interest rate risk, our debt service obligations on the variable rate indebtedness would increase even if the amount borrowed remained the same, and our net income and cash available for servicing our indebtedness would decrease. As of September 30, 2014, if the variable interest rate increases or decreases by 0.125%, our annual debt service obligations on our variable rate debt would increase or decrease by approximately $0.3 million, assuming our current interest rate hedges remain in place and do not expire. As of September 30, 2014, our annual debt service obligations on $104 million of our variable rate debt is fixed due to our interest rate hedges.

Our debt levels may limit our flexibility to obtain additional financing and pursue other business opportunities.

        We have substantial indebtedness. As of September 30, 2014, our total principal amount of long-term debt was approximately $1.2 billion, not including the old notes.

        Our existing and future indebtedness could have important consequences to us and to the holders of the notes, including:

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  our ability to obtain additional financing, if necessary, for working capital, capital expenditures, acquisitions or other purposes may be impaired or such financing may not be available on terms acceptable to us;

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  covenants in our existing and future credit and debt arrangements will require us to meet financial tests that may affect our flexibility in planning for and reacting to changes in our business, including possible acquisition opportunities;

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  our access to the capital markets may be limited;

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  our borrowing costs may increase;

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  we will need a substantial portion of our cash flow to make principal and interest payments on our indebtedness, reducing the funds that would otherwise be available for operations, future business opportunities and distributions to unitholders; and

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  our debt level will make us more vulnerable than our competitors with less debt to competitive pressures or a downturn in our business or the economy generally.

        Our ability to service our indebtedness will depend upon, among other things, our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, some of which are beyond our control. If our operating results are not sufficient to service our current or future indebtedness, we will be forced to take actions such as reducing distributions, reducing or delaying business activities, acquisitions, investments and/or capital expenditures, selling assets, restructuring or refinancing our indebtedness, or seeking additional equity capital or bankruptcy protection. We may not be able to effect any of these remedies on satisfactory terms or at all.

Despite our and our subsidiaries' current level of indebtedness, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial indebtedness.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to certain limitations, including under our revolving credit facility, the indenture governing the 2020 Senior Notes and the indenture governing the new notes. If new debt is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify. Our level of indebtedness could, for instance, prevent us from engaging in transactions that might otherwise be beneficial to us or from making desirable capital expenditures. This could put us at a competitive disadvantage relative to other less leveraged competitors that have more cash flow to devote to their operations. In addition, the incurrence of additional indebtedness could make it more difficult to satisfy our existing financial obligations, including those relating to the notes.

We may not be able to fund a change of control offer.

        In the event of a change of control, we will be required, subject to certain conditions, to offer to purchase all outstanding notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon to the date of purchase. See "Description of Notes." The holders of our outstanding 2020 Senior Notes and the holders of our outstanding Initial 2021 Senior Notes have substantially similar rights. If a change of control were to occur today, we would not have sufficient funds available to purchase all of the outstanding notes were they to be tendered in response to an offer made as a result of a change of control. We cannot assure you that we will have sufficient funds available to fulfill these obligations upon a change of control in the future. Furthermore, any Change of Control (as defined under our revolving credit facility) would constitute an event of default under our revolving credit facility, and we may not be able to obtain a waiver with respect to such default from the lenders under our revolving credit facility at such time.

The change of control put right might not be enforceable.

        The Chancery Court of Delaware has raised the possibility in a published decision that a change of control put right occurring as a result of a failure to have "continuing directors" comprising a majority of a board of directors may be unenforceable on public policy grounds.

Many of the covenants contained in the indenture will terminate if the notes are rated investment grade by both Standard & Poor's and Moody's and no default or event of default has occurred and is continuing.

        Many of the covenants in the indenture governing the new notes will terminate if the new notes are rated investment grade by both Standard & Poor's and Moody's provided at such time no default or event of default has occurred and is continuing. The covenants restrict, among other things, our ability to pay distributions, incur debt and to enter into certain other transactions. There can be no assurance that the new notes will ever be rated investment grade. However, termination of these covenants would allow us to engage in certain transactions that would not have been permitted while these covenants were in force, and these covenants would not be reinstated even if the new notes were subsequently downgraded. See "Description of Notes—Certain Covenants—Covenant Termination."

A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the new notes from relying on that subsidiary to satisfy claims.

        Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, our subsidiary guarantees can be voided, or claims under the subsidiary guarantees may be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

  •
  was insolvent or rendered insolvent by reason of such incurrence;

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        A subsidiary guarantee of the notes may also be voided, without regard to the above factors, if a court finds that the subsidiary guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors.

        A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the subsidiary guarantor did not substantially benefit directly or indirectly from the issuance of the guarantees. If a court were to void a subsidiary guarantee, you would no longer have a claim against the subsidiary guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining subsidiary guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

        The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all its assets;

  •
  the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts as they become due.

        Each subsidiary guarantee contains a provision intended to limit the subsidiary guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. Such provision may not be effective to protect the subsidiary guarantees from being voided under bankruptcy law.

A financial failure by us or our subsidiaries may result in the assets of any or all of those entities becoming subject to the claims of all creditors of those entities.

        A financial failure by us or our subsidiaries could affect payment of the new notes if a bankruptcy court were to substantively consolidate us and our subsidiaries. If a bankruptcy court substantively consolidated us and our subsidiaries, the assets of each entity would become subject to the claims of creditors of all entities. This would expose holders of new notes not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the larger creditor base. Furthermore, forced restructuring of the notes could occur through the "cram-down" provisions of the bankruptcy code. Under these provisions, the new notes could be restructured over your objections as to their general terms, primary interest rate and maturity.

Because we are a holding company, we are financially dependent on receiving distributions from our subsidiaries.

        We are a holding company and our subsidiaries conduct all of our operations and own all of our assets. We have no significant assets other than the partnership interests, stock and other equity interests in our subsidiaries. As a result, our ability to make required payments on the new notes will depend on the performance of our subsidiaries and their ability to distribute funds to us. Our rights and the rights of our creditors, including holders of the new notes, to participate in the distribution of assets of any entity in which we own an equity interest will be subject to prior claims of such entity's creditors upon such entity's liquidation or reorganization. However, we may ourselves be a creditor with recognized claims against this entity, but our claims would still be subject to the prior claims of any secured creditor of this entity and of any holder of indebtedness of this entity that is senior to that held by us. Accordingly, a holder of our debt securities, including holders of the notes, may be deemed to be effectively subordinated to those claims.

Your ability to transfer the notes may be limited by the absence of a trading market.

        The old notes have not been registered under the Securities Act, and may not be resold by holders thereof unless the old notes are subsequently registered or an exemption from the registration requirements of the Securities Act is available. However, we cannot assure you that, even following registration or exchange of the old notes for new notes, that an active trading market for the new notes will exist, and we will have no obligation to create such a market. At the time of the private placement of the old notes, the initial purchasers advised us that they intended to make a market in the notes. However, the initial purchasers are not obligated to make a market in the notes, and any market making may be discontinued at any time at their sole discretion. No assurance can be given as to the liquidity of or trading market for the new notes.

        The liquidity of any trading market for the notes and the market price quoted for the notes will depend upon the number of holders of the notes, the overall market for high yield securities, our financial performance or prospects or the prospects for companies in our industry generally, the interest of securities dealers in making a market in the notes and other factors.

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

        At the closing of the offering of the old notes, we and the guarantors entered into a registration rights agreement with the initial purchasers pursuant to which we and the guarantors agreed, for the benefit of the holders of the old notes, at our cost, to do the following:

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  file an exchange offer registration statement with the SEC with respect to the exchange offer for the new notes; and

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  use commercially reasonable efforts to have the exchange offer consummated not later than May 13, 2015.

        Once the SEC has declared the exchange offer registration statement effective, we have agreed to offer the new notes in exchange for surrender of the old notes. We agreed to use commercially reasonable efforts to cause the exchange offer registration statement to be effective continuously, and to keep the exchange offer open for a period of not less than 20 business days.

        For each old note surrendered to us pursuant to the exchange offer, the holder of such old note will receive a new note having a principal amount equal to that of the surrendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the surrendered old note. The registration rights agreement also provides an agreement to include in the prospectus for the exchange offer certain information necessary to allow a broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than old notes acquired directly from us or one of our affiliates) to exchange such old notes pursuant to the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of new notes received by such broker-dealer in the exchange offer. We agreed to use commercially reasonable efforts to maintain the effectiveness of the exchange offer registration statement for these purposes for a period ending on the earlier of 180 days from the date on which the exchange offer registration statement is declared effective and the date on which the broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

        The preceding agreement is needed because any broker-dealer who acquires old notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the new notes pursuant to the exchange offer and the resale of new notes received in the exchange offer by any broker-dealer who held old notes acquired for its own account as a result of market-making activities or other trading activities, other than old notes acquired directly from us or one of our affiliates.

        Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new notes issued pursuant to the exchange offer would in general be freely tradable after the exchange offer without further registration under the Securities Act. However, any purchaser of old notes who is an "affiliate" of ours or who intends to participate in the exchange offer for the purpose of distributing the related new notes:

  •
  will not be able to rely on the interpretation of the staff of the SEC;

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  will not be able to tender its old notes in the exchange offer; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the old notes unless such sale or transfer is made pursuant to an exemption from such requirements.

        Each holder of the old notes (other than certain specified holders) who desires to exchange old notes for the new notes in the exchange offer will be required to make the representations described below under "—Procedures for Tendering—Your Representations to Us."

        We further agreed to file with the SEC a shelf registration statement to register for public resale old notes held by any holder who provides us with certain information for inclusion in the shelf registration statement if:

  •
  the exchange offer is not permitted by applicable law or SEC policy;

  •
  the exchange offer is for any reason not consummated on or before May 13, 2015 and the old notes are not freely tradable prior to that date; or

  •
  prior to May 13, 2015, any holder notifies us that:

  •
  the holder is prohibited by applicable law or SEC policy from participating in the exchange offer;

  •
  the holder may not resell the new notes acquired in the exchange offer to the public without delivering a prospectus, and the prospectus contained in the exchange offer is not appropriate or available for such resales by such purchaser; or

  •
  the holder is a broker-dealer and holds old notes acquired directly from us or one of our affiliates that are not freely tradable, and such holder cannot participate in the exchange offer.

        We have agreed to use commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC (or automatically become effective under the Securities Act) on or before the 90th day after the date the shelf registration statement was filed, which date we refer to as the "shelf filing deadline." The shelf filing deadline shall be 20 business days after the later of (i) the date we receive notice of the above circumstances by any holder and (ii) the first to occur of (a) the date that we deliver the new notes to the registrar under the indenture of the new notes in the same aggregate principal amount as the aggregate principal amount of the old notes that were tendered by the holders of the old notes pursuant to an exchange offer and (b) May 13, 2015. We have also agreed to use commercially reasonable efforts to keep the shelf registration statement continuously effective from the date on which the shelf registration statement is declared effective by the SEC until the earlier of the expiration of the six-month period referred to in Rule 144 applicable to securities held by non-affiliates under the Securities Act and such time as all notes covered by the shelf registration statement have been sold or are freely tradable. We refer to this period as the "shelf effectiveness period."

        The registration rights agreement provides that, in the event (i) the exchange offer is not consummated on or prior to May 13, 2015, (ii) the shelf registration statement, if required, is not declared effective (or does not automatically become effective) on or prior to the 90th calendar day following any shelf filing deadline, or (iii) any required shelf registration statement ceases to remain effective or becomes unusable in connection with resale for more than 30 calendar days (each such event referred to in clauses (i) through (iii) above, a "Registration Default"), the interest rate on the old notes will be increased by 1.0% per annum, until the earlier of the completion of the exchange offer or until no Registration Default is in effect, at which time the increased interest shall cease to accrue and shall be reduced to the original interest rate of the old notes.

        Holders of the old notes will be required to make certain representations to us (as described in the registration rights agreement and below under "—Procedures for Tendering—Your Representations to Us") in order to participate in the exchange offer and will be required to deliver information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their old notes included in the shelf registration statement.

        If we effect the registered exchange offer, we will be entitled to close the registered exchange offer 20 business days after its commencement as long as we have accepted all old notes validly tendered in accordance with the terms of the exchange offer and no brokers or dealers continue to hold any old notes.

        This summary of the material provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, a copy of each of which is filed as an exhibit to the registration statement that includes this prospectus.

        Except as set forth above, after consummation of the exchange offer, holders of old notes that are the subject of the exchange offer will have no registration or exchange rights under the registration rights agreement. See "—Consequences of Failure to Exchange."

Terms of the Exchange Offer

        Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue new notes in a principal amount equal to the principal amount of old notes surrendered in the exchange offer. Old notes may be tendered only for new notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

        The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

        As of the date of this prospectus, $300 million in aggregate principal amount of the old notes is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

        We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes and the registration rights agreement.

        We will be deemed to have accepted for exchange properly tendered old notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

        If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. It is important that you read the section "—Fees and Expenses" for more details regarding fees and expenses incurred in connection with the exchange offer.

        We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

        The exchange offer will expire at 5:00 p.m., New York City time, on                        , 2015, unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

        We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving oral or written notice of such extension to their holders at any time until 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date. During any such extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

        In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

        If any of the conditions described below under "—Conditions to the Exchange Offer" have not been satisfied, we reserve the right, in our sole discretion, to:

  •
  delay accepting for exchange any old notes;

  •
  extend the exchange offer; or

  •
  terminate the exchange offer;

by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

        Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The prospectus supplement will be distributed to the registered holders of the old notes. Depending upon the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period, if necessary, so that at least five business days remain in the exchange offer period following notice of the material change.

Conditions to the Exchange Offer

        We will not be required to accept for exchange, or exchange any new notes for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or any applicable interpretation of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of such a potential violation.

        In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under "—Purpose and Effect of the Exchange Offer," "—Procedures for Tendering" and "Plan of Distribution" and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

        We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions to the exchange offer specified above. We will give prompt oral or written notice of any extension, amendment, non- acceptance or termination to the holders of the old notes as promptly as practicable.

        These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion prior to the expiration of the exchange offer. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times prior to the expiration of the exchange offer.

        In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for any such old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

Procedures for Tendering

        In order to participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should follow carefully the instructions on how to tender your old notes. It is your responsibility to properly tender your old notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

        If you have any questions or need help in exchanging your old notes, please contact the exchange agent, whose address is as follows: Wells Fargo Bank, N.A., MAC N9303-121, P.O. Box 1517, Minneapolis, Minnesota 55480. Eligible institutions may make requests by facsimile at 1-612-677-6282, Attn: Corporate Trust Operations and may confirm facsimile delivery by calling 1-800-344-5128.

        All of the old notes were issued in book-entry form, and all of the old notes are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the old notes may be tendered using the ATOP procedures. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an "agent's message" to the exchange agent. The agent's message will state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.

        By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

        There is no procedure for guaranteed late delivery of the old notes.

Determinations Under the Exchange Offer

        We will determine, in our sole discretion, all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date or termination of the exchange offer.

When We Will Issue New Notes

        In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

  •
  book-entry confirmation of such old notes into the exchange agent's account at DTC; and

  •
  a properly transmitted agent's message.

Return of Old Notes Not Accepted or Exchanged

        If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur as soon as practicable after the expiration or termination of the exchange offer.

Your Representations to Us

        By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

  •
  the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of your business, whether or not you are the holder;

  •
  neither you nor, to your knowledge, any other person has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such new notes and you are not engaged in and do not intend to engage in the distribution (within the meaning of the Securities Act) of such new notes;

  •
  you are not an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuers; and

  •
  if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that were acquired as a result of market- making activities or other trading activities, and you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. For a withdrawal to be effective, you must comply with DTC's ATOP procedures. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the procedures of DTC.

        We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

        Any old notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under "—Procedures for Tendering" above at any time prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer.

Fees and Expenses

        We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

        We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

        We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

  •
  all registration and filing fees and expenses;

  •
  all fees and expenses of compliance with federal securities and state "blue sky" or securities laws;

  •
  accounting and legal fees, disbursements and printing, messenger and delivery services and telephone costs; and

  •
  related fees and expenses.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange

        If you do not exchange your old notes for new notes under the exchange offer you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless the offer or sale is either registered under the Securities Act or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.

Accounting Treatment

        We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

        Participation in the exchange offer is voluntary and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

        We may in the future seek to acquire untendered old notes in open market or privately-negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table presents the ratios of earnings to fixed charges and preferred distributions of the Partnership for the periods indicated. For purposes of computing the ratios of earnings to fixed charges, earnings consist of income from continuing operations before adjustment for equity income from equity method investees plus fixed charges and distributed income from investees accounted for under the equity method. Fixed charges consist of interest expensed and an estimated interest component of rent expense.

	Legacy Reserves LP
	Year Ended December 31,					Nine Months Ended September 30, 2014
	2009	2010	2011	2012	2013
Ratio of earnings to fixed charges	(1)	1.61X	4.53X	4.04X	(2)	1.96X
Ratio of earnings to fixed charges and preferred distributions	(1)	1.61X	4.53X	4.04X	(2)	1.73X

(1)
Earnings were insufficient to cover fixed charges, and fixed charges exceeded earnings by approximately $92.3 million. No preferred distributions were paid during this period.

(2)
Earnings were insufficient to cover fixed charges, and fixed charges exceeded earnings by approximately $34.3 million. No preferred distributions were paid during this period.

 USE OF PROCEEDS

        The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the old notes, except the new notes will be registered under the Securities Act and will not contain restrictions on transfer, registration rights or provisions for additional interest. Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in outstanding indebtedness.

DESCRIPTION OF NOTES

        You can find the definitions of certain terms used in this description under the subheading "—Certain Definitions." In this description, the term "Company," "us," "our" or "we" refers only to Legacy Reserves LP and not to any of its subsidiaries, the term "Finance Corp." refers to Legacy Reserves Finance Corporation and the term "Issuers" refers to the Company and Finance Corp. References to the "notes" in this section of the prospectus include both the old notes issued in May 2014 and the new notes, unless the context otherwise requires.

        The new notes will be and the old notes were issued under an indenture dated as of May 28, 2013, among the Issuers, the Guarantors and Wells Fargo Bank, National Association, as trustee. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The following description is a summary of the material provisions of the indenture and the notes. It does not restate those instruments in their entirety. We urge you to read the indenture and the notes because they, and not this description, define the rights of holders of the notes. Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the indenture.

        The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture, and all references to "Holders" in this description are to registered holders of notes.

        If the exchange offer is consummated, Holders of old notes who do not exchange their notes for new notes will vote together with the Holders of the new notes for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the Holders under the indenture (including acceleration after an Event of Default) must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of all notes issued under the indenture. In determining whether Holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the indenture, any old notes that remain outstanding after the exchange offer will be aggregated with the new notes, and the Holders of any old notes and the new notes will vote together as a single series for all such purposes. Accordingly, all references in this "Description of Notes" to specified percentages in aggregate principal amount of the outstanding notes mean, at any time after the exchange offer for the old notes is consummated, such percentage in aggregate principal amount of such notes and the new notes then outstanding.

Brief Description of the Notes and the Subsidiary Guarantees

        The Notes.    Like the old notes, the new notes will:

  •
  be general unsecured obligations of the Issuers;

  •
  be equal in right of payment with all existing and future Senior Debt (as defined below) of either of the Issuers, including the 2020 Senior Notes and the Initial 2021 Senior Notes;

  •
  be effectively junior in right of payment to any secured Indebtedness of either of the Issuers, including the Company's borrowings under the Credit Agreement, to the extent of the value of the collateral securing such Indebtedness;

  •
  rank senior in right of payment to any future subordinated Indebtedness of either of the Issuers; and

  •
  be unconditionally guaranteed by the Guarantors on a senior unsecured basis.

        The Subsidiary Guarantees.    The notes are currently guaranteed by all of the Company's Subsidiaries (other than Finance Corp.) that guarantee borrowings under the Credit Agreement, which provides the Company with a senior secured revolving credit facility.

        Each guarantee of the new notes, like each guarantee of the old notes, will:

  •
  be a general unsecured obligation of the Guarantor;

  •
  be equal in right of payment with all existing and future Senior Debt of that Guarantor, including its guarantee of the 2020 Senior Notes and the Initial 2021 Senior Notes;

  •
  rank effectively junior in right of payment to any secured Indebtedness of that Guarantor, including its guarantees of borrowings by the Company under the Credit Agreement, to the extent of the value of the collateral securing such Indebtedness; and

  •
  rank senior in right of payment to any future subordinated Indebtedness of that Guarantor.

        As of September 30, 2014, the Company and the Guarantors had:

  •
  total principal amount of Senior Debt (excluding obligations under letters of credit and hedges) of approximately $1.2 billion, consisting of the notes, the 2020 Senior Notes, the Initial 2021 Senior Notes and approximately $370 million of secured revolving credit Senior Debt outstanding under the Credit Agreement; and

  •
  no Indebtedness contractually subordinated to the notes or the guarantees, as applicable.

        The indenture permits the Issuers and the Guarantors to incur additional Indebtedness, including additional secured Senior Debt.

        All of our existing Subsidiaries (other than Finance Corp.) guarantee the notes. Under the circumstances described below under the subheading "—Certain Covenants—Additional Subsidiary Guarantees," in the future one or more of our newly created or acquired Subsidiaries may not guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay current outstanding obligations to the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us or any Guarantor.

        Currently, all of our Subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under the subheading "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we may designate certain of our Subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture. Our Unrestricted Subsidiaries will not guarantee the notes.

Principal, Maturity and Interest

        The Issuers have issued $550.0 million aggregate principal amount of 6.625% Senior Notes due 2021, including the $300.0 million aggregate principal amount of old notes. The notes issued in May 2014 are additional notes to the Initial 2021 Senior Notes previously issued and outstanding under the indenture. In addition to the new notes offered hereby, the Issuers may issue additional notes from time to time. Any offering of additional notes is subject to the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The old notes and any additional notes subsequently issued under the indenture, together with the new notes and the Initial 2021 Senior Notes, will be treated as a single class for all purposes under the indenture, including, without limitation, for waivers, amendments, redemptions and offers to purchase, and any such additional notes will be fungible with the then outstanding notes to the extent set forth in the applicable offering documentation. The Issuers may issue notes only in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The notes will mature on December 1, 2021.

        Interest on the new notes accrues at the rate of 6.625% per annum, and is payable semi-annually in arrears on June 1 and December 1, with the next interest payment being due on June 1, 2015. The Issuers will make each interest payment to the Holders of record on May 15 and November 15 immediately preceding each interest payment date.

        Interest on the new notes will accrue from December 1, 2014, which was the most recent interest payment date on the existing notes under the indenture. Additional interest may accrue on the notes as liquidated damages in certain circumstances as described below under "—Registration Rights," and all references to "interest" in this description include any additional interest that may be payable on the notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

        If a Holder has given wire transfer instructions to the Issuers, the Issuers will pay all principal, interest and premium, if any, on that Holder's notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless the Issuers elect to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

        The trustee is acting as paying agent and registrar. The Company may change the paying agent or registrar without prior notice to the Holders, and the Company or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

        A Holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. No service charge will be imposed by the Issuers, the trustee or the registrar for any registration of transfer or exchange of notes, but Holders will be required to pay all taxes due on transfer. The Issuers are not required to transfer or exchange any note selected for redemption. Also, the Issuers are not required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees

        All of our existing Subsidiaries, excluding Finance Corp., have guaranteed the notes on a senior unsecured basis. Certain subsidiaries of the Company created or acquired after the date of the indenture will be required to guarantee the notes under the circumstances described under "—Certain Covenants—Additional Subsidiary Guarantees." These Subsidiary Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law, although this limitation may not be effective to prevent the Subsidiary Guarantees from being voided in bankruptcy. See "Risk Factors—Risks Relating to the Notes and Our Other Indebtedness—A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims."

        A Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the Company or another Guarantor, unless:

  (1)
  immediately after giving effect to such transaction, no Default or Event of Default exists; and

  (2)
  either:

  (a)
  the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than the Guarantor) unconditionally assumes, pursuant to a supplemental indenture substantially in the form specified in the indenture, all the obligations of that Guarantor under the notes, the indenture and its Subsidiary Guarantee on terms set forth therein; or

  (b)
  such transaction does not violate the "Asset Sales" provisions of the indenture.

        The Subsidiary Guarantee of a Guarantor will be released:

  (1)
  in connection with any sale or other disposition of all or substantially all of the properties or assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the "Asset Sales" provisions of the indenture;

  (2)
  in connection with any sale or other disposition of Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate the "Asset Sales" provisions of the indenture and the Guarantor ceases to be a Restricted Subsidiary of the Company as a result of the sale or other disposition;

  (3)
  if the Company designates that Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

  (4)
  upon Legal Defeasance or Covenant Defeasance as described below under the caption "—Legal Defeasance and Covenant Defeasance" or upon satisfaction and discharge of the indenture as described below under the caption "—Satisfaction and Discharge;"

  (5)
  upon the liquidation or dissolution of such Guarantor provided no Default or Event of Default has occurred that is continuing;

  (6)
  at such time as such Guarantor ceases both (a) to guarantee any other Indebtedness of either of the Issuers and any other Guarantor in excess of a De Minimis Guaranteed Amount and (b) to be an obligor with respect to any Indebtedness under any Credit Facility; or

  (7)
  upon such Guarantor consolidating with, merging into or transferring all of its properties or assets to the Company or another Guarantor, and as a result of, or in connection with, such transaction such Guarantor dissolves or otherwise ceases to exist.

        See "—Repurchase at the Option of Holders—Asset Sales."

Optional Redemption

        At any time prior to June 1, 2016, the Issuers may on any one or more occasions redeem up to 35% of the aggregate principal amount of the notes issued under the indenture, at a redemption price of 106.625% of the principal amount, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), with the net cash proceeds of one or more Equity Offerings by the Company, provided that:

  (1)
  at least 65% of the aggregate principal amount of the notes originally issued under the indenture (excluding notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

  (2)
  the redemption occurs within 180 days of the date of the closing of each such Equity Offering.

        On and after June 1, 2017, the Issuers may redeem all or a part of the notes, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the notes to be redeemed to the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date), if redeemed during the twelve-month period beginning on June 1 of the years indicated below:

Year	Percentages
2017	103.313%
2018	101.656%
2019 and thereafter	100.000%

        Prior to June 1, 2017, the Issuers may redeem all or part of the notes, at a redemption price equal to the sum of:

  (1)
  the principal amount thereof, plus

  (2)
  the Make Whole Premium at the redemption date,

plus accrued and unpaid interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Selection and Notice

        If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption as follows:

  (1)
  if the notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the notes are listed; or

  (2)
  if the notes are not listed on any national securities exchange, on a pro rata basis (or, in the case of notes issued in global form, based on such method as The Depository Trust Company, or DTC, or its successor may require).

        No notes of $2,000 or less can be redeemed in part. Notices of optional redemption will be sent at least 30 but not more than 60 days before the redemption date to each Holder of notes to be redeemed at its registered address, except that optional redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture. Notices of redemption may not be conditional, except that any redemption pursuant to the first paragraph under this "—Optional Redemption" section, may, at the Company's discretion, be subject to completion of the related Equity Offering.

        If any note is to be redeemed in part only, the notice of redemption that relates to that note will state the portion of the principal amount of that note that is to be redeemed. A new note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the Holder upon cancellation of the original note.

        Unless a redemption is conditional upon the completion of a related Equity Offering, notes called for redemption become due on the date fixed for redemption, and at the redemption price. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory Redemption

        Except as set forth below under "—Repurchase at the Option of Holders," neither of the Issuers is required to make mandatory redemption or sinking fund payments with respect to the notes or to repurchase the notes at the option of the Holders.

Repurchase at the Option of Holders

Change of Control

        If a Change of Control occurs, unless the Issuers have previously or concurrently exercised their right to redeem all of the notes as described under "—Optional Redemption," each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder's notes pursuant to a cash tender offer (the "Change of Control Offer") on the terms set forth in the indenture. In the Change of Control Offer, the Company will offer a payment in cash ("Change of Control Payment") equal to 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased, to the date of purchase (the "Change of Control Purchase Date"), subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the Change of Control Purchase Date. Within 30 days following any Change of Control, unless the Issuers have previously or concurrently exercised their right to redeem all of the notes as described under "—Optional Redemption," the Company will send a notice to each Holder and the trustee describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes properly tendered prior to the expiration date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is sent, pursuant to the procedures required by the indenture and described in such notice.

        The Company will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

        Promptly following the expiration of the Change of Control Offer, the Company will, to the extent lawful, accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer. Promptly after such acceptance, the Company will, on the Change of Control Purchase Date:

  (1)
  deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

  (2)
  deliver or cause to be delivered to the trustee the notes properly accepted together with an officers' certificate stating the aggregate principal amount of notes or portions of notes being purchased by the Company.

        The paying agent will promptly mail to each Holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided, however, that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

        The Credit Agreement provides that certain change of control events with respect to the Company would constitute an event of default thereunder, entitling the lenders, among other things, to accelerate the maturity of all Indebtedness outstanding thereunder. Any future credit agreements or other agreements relating to Indebtedness to which the Company or any Guarantor becomes a party may contain similar restrictions and provisions. The indenture will provide that, prior to complying with any of the provisions of this "Change of Control" covenant, but in any event no later than the Change of Control Purchase Date, the Company or any Guarantor must either repay all of its other outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing such Senior Debt to permit the repurchase of notes required by this covenant.

        The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture will not contain provisions that permit the Holders to require that the Company repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

        The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by the Company and purchases all notes properly tendered and not withdrawn under the Change of Control Offer.

        A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of the Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.

        The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require the Company to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

        In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding notes accept a Change of Control Offer and the Company (or the third party making the Change of Control Offer in lieu of the Company as described above) purchases all of the notes held by such Holders, the Issuers will have the right, upon not less than 30 nor more than 60 days' prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the notes that remain outstanding, to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date).

Asset Sales

        The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the Company (or a Restricted Subsidiary of the Company, as the case may be) receives consideration at the time of the Asset Sale at least equal to the fair market value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

  (2)
  at least 75% of the aggregate consideration received by the Company and its Restricted Subsidiaries in the Asset Sale and all other Asset Sales since the date of the indenture is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

  (a)
  any liabilities, as shown on the Company's or any of its Restricted Subsidiaries' most recent balance sheet, of the Company or such Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a novation or indemnity agreement that releases the Company or such Subsidiary from, or indemnifies it against, further liability;

  (b)
  with respect to any Asset Sale of oil and gas properties by the Company or any of its Restricted Subsidiaries, any agreement by the transferee (or an Affiliate thereof) to pay all or a portion of the costs and expenses related to the exploration, development, completion or production of such properties and activities related thereto; and

  (c)
  any securities, notes or other obligations received by the Company or any of its Restricted Subsidiaries from such transferee that are, within 120 days after the Asset Sale, converted by the Company or such Subsidiary into cash, to the extent of the cash received in that conversion.

        Within 360 days after the receipt of any Net Proceeds from an Asset Sale, the Company or any Restricted Subsidiary of the Company may apply those Net Proceeds at its option to any combination of the following:

  (1)
  to repay, redeem or repurchase any Senior Debt;

  (2)
  to invest in or acquire Additional Assets; or

  (3)
  to make capital expenditures in respect of the Company's or its Restricted Subsidiaries' Oil and Gas Business.

        The requirement of clause (2) or (3) of the preceding paragraph shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to therein is entered into by the Company (or any Restricted Subsidiary of the Company) with a Person other than an Affiliate of the Company within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within the later of six months following the date such contract is entered into and 360 days after the receipt of any Net Proceeds from such Asset Sale.

        Pending the final application of any Net Proceeds, the Company or any of its Restricted Subsidiaries may invest the Net Proceeds in any manner that is not prohibited by the indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second or third paragraph of this covenant will constitute "Excess Proceeds."

        When the aggregate amount of Excess Proceeds exceeds $20.0 million, within ten Business Days thereof, the Company will make an offer (an "Asset Sale Offer") to all Holders and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, offering to purchase or redeem on a pro rata basis the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased or redeemed out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase or redemption, subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company or any Restricted Subsidiary of the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes accepted for payment in such Asset Sale Offer exceeds the amount of Excess Proceeds allocated to the purchase of notes, the trustee will select the notes to be purchased on a pro rata basis (or, in the case of notes issued in global form, based on such method as DTC or its successor may require). Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

        The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Asset Sales" provisions of the indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the "Asset Sales" provisions of the indenture by virtue of such compliance.

        The Credit Agreement contains, and future agreements may contain, prohibitions of certain events, including events that would constitute an Asset Sale. The exercise by the Holders of their right to require the Company to purchase the notes upon an Asset Sale could cause a default under these other agreements, even if the Asset Sale itself does not, due to the financial effect of such repurchases on the Company. If an Asset Sale occurs at a time when the Company is prohibited from purchasing notes, the Company could seek the consent of its senior lenders to the purchase of notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain a consent or repay those borrowings, the Company will remain prohibited from purchasing notes. In that case, the Company's failure to purchase tendered notes would constitute an Event of Default under the indenture, which could, in turn, constitute a default under the other indebtedness.

Certain Covenants

Restricted Payments

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or payable to the Company or a Restricted Subsidiary of the Company);

  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Indebtedness that is subordinated to the notes or the Subsidiary Guarantees (excluding (a) any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries and (b) the purchase or other acquisition or retirement for value of any such Indebtedness in anticipation of satisfying a sinking fund or other payment obligation due within one year of the date of such purchase or other acquisition or retirement for value), except a payment of interest or principal at the Stated Maturity thereof; or

  (4)
  make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments");

unless, at the time of and after giving effect to such Restricted Payment, no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

  (1)
  if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment (the "Trailing Four Quarters") is not less than 2.25 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2) through (10) of the next succeeding paragraph) with respect to the quarter for which such Restricted Payment is made, is less than the sum, without duplication, of:

  (a)
  Available Cash with respect to the Company's preceding fiscal quarter; plus

  (b)
  100% of the aggregate net proceeds received by the Company (including the fair market value of any Capital Stock of Persons engaged primarily in the Oil and Gas Business or long-term assets that are used or useful in the Oil and Gas Business, in each case, to the extent acquired in consideration of Equity Interests of the Company (other than Disqualified Stock)) after the Prior Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale after the Prior Issue Date of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

  (c)
  to the extent that any Restricted Investment that was made after the Prior Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

  (d)
  the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Company or any of its Restricted Subsidiaries from any Person (including, without limitation, Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash for any period commencing on or after the Prior Issue Date (items (b), (c) and (d) being referred to as "Incremental Funds"); minus

  (e)
  the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) and clause (2) below; or

  (2)
  if the Fixed Charge Coverage Ratio for the Trailing Four Quarters is less than 2.25 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2) through (10) of the next succeeding paragraph) with respect to the quarter for which such Restricted Payment is made (such Restricted Payments for purposes of this clause (2) meaning only distributions on common units of the Company, plus the related distribution to the General Partner), is less than the sum, without duplication, of:

  (a)
  $150.0 million less the aggregate amount of all prior Restricted Payments made by the Company and its Restricted Subsidiaries pursuant to this clause (2)(a) since the Prior Issue Date; plus

    (b)
    Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.

        The preceding provisions will not prohibit:

  (1)
  the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

  (2)
  the purchase, redemption, defeasance or other acquisition or retirement of any subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent (a) contribution (other than from a Restricted Subsidiary of the Company) to the equity capital of the Company or (b) sale (other than to a Restricted Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock), with a sale being deemed substantially concurrent if such purchase, redemption, defeasance or other acquisition or retirement occurs not more than 120 days after such sale; provided, however, that the amount of any such net cash proceeds that are utilized for any such purchase, redemption, defeasance or other acquisition or retirement will be excluded (or deducted, if included) from the calculation of Available Cash and Incremental Funds;

  (3)
  the purchase, redemption, defeasance or other acquisition or retirement of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of, or in exchange for, Permitted Refinancing Indebtedness;

  (4)
  the payment of any dividend or distribution by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

  (5)
  so long as no Default (other than a Reporting Default) or Event of Default has occurred and is continuing or would be caused thereby, the purchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company pursuant to any director or employee equity subscription agreement, equity option agreement, unitholders' agreement, other employee benefit plan or to satisfy obligations under any Equity Interests appreciation rights or option plan or similar arrangement; provided, however, that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed $5.0 million in any calendar year (with any portion of such $5.0 million amount that is unused in any calendar year to be carried forward to successive calendar years and added to such amount) plus, to the extent not previously applied or included, (a) the cash proceeds received by the Company or any of its Restricted Subsidiaries from sales of Equity Interests of the Company to employees or directors of the Company or its Affiliates that occur after the date of the indenture (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (1)(b) or (2)(b) of the first paragraph of this covenant) and (b) the cash proceeds of key man life insurance policies received by the Company or any of its Restricted Subsidiaries after the date of the indenture;

  (6)
  the purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests deemed to occur upon the exercise of unit options, warrants, incentives, rights to acquire Equity Interests or other convertible securities if such Equity Interests represent a portion of the exercise or exchange price thereof, and any purchase, repurchase, redemption or other acquisition or retirement for value of Equity Interests made in lieu of withholding taxes in connection with any exercise or exchange of unit options, warrants, incentives or rights to acquire Equity Interests;

  (7)
  the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Company or any Restricted Subsidiary of the Company representing fractional units of such Equity Interests in connection with a merger or consolidation involving the Company or such Restricted Subsidiary or any other transaction permitted by the indenture;

  (8)
  any payments in connection with a consolidation, merger or transfer of assets in connection with a transaction that is not prohibited by the indenture not to exceed $5.0 million in the aggregate after the date of the indenture;

  (9)
  so long as no Default (other than a Reporting Default) or Event of Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any preferred securities of any Restricted Subsidiary of the Company issued on or after the date of the indenture in accordance with the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and

  (10)
  so long as no Default (other than a Reporting Default) or Event of Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount not to exceed $5.0 million since the Prior Issue Date.

        The amount of all Restricted Payments (other than cash) will be the fair market value, on the date of the Restricted Payment, of the Restricted Investment proposed to be made or the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment, except that the fair market value of any non-cash dividend or distribution paid within 60 days after the date of its declaration shall be determined as of such date. The fair market value of any Restricted Investment, assets or securities that are required to be valued by this covenant will be determined in accordance with the definition of that term. For purposes of determining compliance with this "Restricted Payments" covenant, (x) in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (10) of this covenant, or is permitted pursuant to the first paragraph of this covenant, the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment (or portion thereof) on the date made or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this covenant; and (y) in the event a Restricted Payment is made pursuant to clause (1) or (2) of the first paragraph of this covenant, the Company will be permitted to classify whether all or any portion thereof is being (and in the absence of such classification shall be deemed to have classified the minimum amount possible as having been) made with Incremental Funds.

Incurrence of Indebtedness and Issuance of Preferred Stock

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt); the Company will not, and will not permit any of its Restricted Subsidiaries to, issue any Disqualified Stock; and the Company will not permit any of its Restricted Subsidiaries to issue any other preferred securities; provided, however, that the Company and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and any of the Company's Restricted Subsidiaries may issue other preferred securities, if, for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or other preferred securities are issued, the Fixed Charge Coverage Ratio would have been at least 2.25 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock or other preferred securities had been issued, as the case may be, at the beginning of such four-quarter period.

        The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any Disqualified Stock described in clause (15) below (collectively, "Permitted Debt") or the issuance of any preferred securities described in clause (11) below:

  (1)
  the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness under one or more Credit Facilities, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) and then outstanding does not exceed the greater of (a) $1,000.0 million or (b) $475.0 million plus 35.0% of the Company's Adjusted Consolidated Net Tangible Assets;

  (2)
  the incurrence by the Company or its Restricted Subsidiaries of the Existing Indebtedness;

  (3)
  the incurrence by the Issuers and the Guarantors of Indebtedness represented by (a) the notes originally issued under the indenture governing the 6.625% Senior Notes due 2021 and the related Subsidiary Guarantees and (b) the exchange notes issued in March 2014 and the related Subsidiary Guarantees issued pursuant to any registration rights agreement;

  (4)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or such Restricted Subsidiary, including all Permitted Refinancing Indebtedness incurred to extend, refinance, renew, replace, defease, refund or discharge any Indebtedness incurred pursuant to this clause (4), provided that after giving effect to any such incurrence, the principal amount of all Indebtedness incurred pursuant to this clause (4) and then outstanding does not exceed the greater of (a) $25.0 million or (b) 2.5% of the Company's Adjusted Consolidated Net Tangible Assets at such time;

  (5)
  the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to, extend, refinance, renew, replace, defease, refund or discharge Indebtedness (other than intercompany Indebtedness) that was permitted by the indenture to be incurred under the first paragraph of this covenant or clause (2), (3), (4), (5), (15) or (16) of this paragraph;

  (6)
  the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

  (a)
  if the Company is the obligor on such Indebtedness and a Guarantor is not the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the notes, or if a Guarantor is the obligor on such Indebtedness and neither the Company nor another Guarantor is the obligee, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Subsidiary Guarantee of such Guarantor; and

  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is neither the Company nor a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

  (7)
  the incurrence by the Company or any of its Restricted Subsidiaries of obligations under Hedging Contracts;

  (8)
  the guarantee by the Company or any of its Restricted Subsidiaries of Indebtedness of the Company or any of its Restricted Subsidiaries that was permitted to be incurred by another provision of this covenant;

  (9)
  the incurrence by the Company or any of its Restricted Subsidiaries of obligations relating to net Hydrocarbon balancing positions arising in the ordinary course of business;

  (10)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of self-insurance obligations or bid, plugging and abandonment, appeal, reimbursement, performance, surety and similar bonds and completion guarantees issued or provided for the account of the Company and any of its Restricted Subsidiaries in the ordinary course of business, including guarantees and obligations of the Company or any of its Restricted Subsidiaries with respect to letters of credit supporting such obligations (in each case other than an obligation for money borrowed);

  (11)
  the issuance by any of the Company's Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of any preferred securities; provided, however, that:

  (a)
  any subsequent issuance or transfer of Equity Interests that results in any such preferred securities being held by a Person other than the Company or a Restricted Subsidiary of the Company; and

  (b)
  any sale or other transfer of any such preferred securities to a Person that is neither the Company nor a Restricted Subsidiary of the Company,

    will be deemed, in each case, to constitute an issuance of such preferred securities by such Restricted Subsidiary that was not permitted by this clause (11);

  (12)
  the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

  (13)
  any obligation arising from agreements of the Company or any Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn outs, or similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or Capital Stock of a Restricted Subsidiary of the Company in a transaction permitted by the indenture, provided such obligation is not reflected on the face of the balance sheet of the Company or any Restricted Subsidiary of the Company;

  (14)
  the incurrence by the Company or any of its Restricted Subsidiaries of liability in respect of the Indebtedness of any Unrestricted Subsidiary or any Joint Venture but only to the extent that such liability is the result of the Company's or any such Restricted Subsidiary's being a general partner or member of, or owner of an Equity Interest in, such Unrestricted Subsidiary or Joint Venture and not as guarantor of such Indebtedness and provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (14) and then outstanding does not exceed $25.0 million;

  (15)
  Permitted Acquisition Indebtedness; and

  (16)
  the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness or the issuance by the Company of any Disqualified Stock in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred or Disqualified Stock issued pursuant to this clause (16), not to exceed the greater of (a) $50.0 million or (b) 5.0% of the Company's Adjusted Consolidated Net Tangible Assets.

        The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes or the applicable Subsidiary Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company or any Guarantor solely by virtue of being unsecured or by virtue of being secured on a junior priority basis.

        For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that an item of Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (16) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company will be permitted to divide, classify, redivide and reclassify such item of Indebtedness on the date of its incurrence, or later divide, classify, redivide or reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Any Indebtedness outstanding under Credit Facilities on the date of the indenture shall be considered incurred on such date under the first paragraph of this covenant.

        The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional securities of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant, provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued. Further, the accounting reclassification of any obligation of the Company or any of its Restricted Subsidiaries as Indebtedness will not be deemed an incurrence of Indebtedness for purposes of this covenant.

Liens

        The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) securing Indebtedness or Attributable Debt upon any of their property or assets, now owned or hereafter acquired, unless the notes or any Subsidiary Guarantee of such Restricted Subsidiary, as applicable, is secured on an equal and ratable basis with (or on a senior basis to, in the case of obligations subordinated in right of payment to the notes or such Subsidiary Guarantee, as the case may be) the obligations so secured until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Subsidiaries

        The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or pay any Indebtedness or other obligations owed to the Company or any of its Restricted Subsidiaries;

  (2)
  make loans or advances to the Company or any of its Restricted Subsidiaries (it being understood that the subordination of loans or advances made to the Company or any of its Restricted Subsidiaries to other Indebtedness incurred by the Company or any of its Restricted Subsidiaries shall not be deemed a restriction on the ability to make loans or advances); or

  (3)
  transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

        However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  agreements as in effect on the date of the indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements or the Indebtedness to which they relate, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such dividend, distribution and other payment restrictions than those contained in those agreements on the date of the indenture;

  (2)
  the indenture, the notes and the Subsidiary Guarantees;

  (3)
  applicable law, rule, regulation, order, approval, license, permit or similar restriction;

  (4)
  any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was otherwise permitted by the terms of the indenture to be incurred;

  (5)
  customary non-assignment provisions in Hydrocarbon purchase and sale or exchange agreements or similar operational agreements or in licenses, easements or leases, in each case entered into in the ordinary course of business;

  (6)
  Capital Lease Obligations, mortgage financings or purchase money obligations, in each case for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

  (7)
  any agreement for the sale or other disposition of a Restricted Subsidiary of the Company that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

  (8)
  Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

  (9)
  Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption "—Liens" that limit the right of the debtor to dispose of the assets subject to such Liens;

  (10)
  provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other agreements described in the definition of "Permitted Business Investments," entered into in the ordinary course of business;

  (11)
  any agreement or instrument relating to any property or assets acquired after the date of the indenture, so long as such encumbrance or restriction relates only to the property or assets so acquired and is not and was not created in anticipation of such acquisitions;

  (12)
  encumbrances or restrictions on cash, Cash Equivalents or other deposits or net worth imposed by customers or lessors under contracts or leases entered into in the ordinary course of business;

  (13)
  the issuance of preferred securities by a Restricted Subsidiary of the Company or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such preferred securities is permitted pursuant to the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock" and the terms of such preferred securities do not expressly restrict the ability of such Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such preferred securities prior to paying any dividends or making any other distributions on such other Capital Stock);

  (14)
  with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred if either (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (b) the Company determines that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the notes, as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive; and

  (15)
  agreements governing other Indebtedness permitted to be incurred under the provisions of the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in the indenture, the notes and the Subsidiary Guarantees or the Credit Agreement as in effect on the date of the indenture.

Merger, Consolidation or Sale of Assets

        Neither of the Issuers may, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not such Issuer is the survivor); or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person, unless:

  (1)
  either: (a) such Issuer is the survivor; or (b) the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia; provided, however, that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as the Company is not a corporation;

  (2)
  the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of such Issuer under the notes, the indenture and the registration rights agreement pursuant to a supplemental indenture or other agreement reasonably satisfactory to the trustee;

  (3)
  immediately after such transaction no Default or Event of Default exists;

  (4)
  in the case of a transaction involving the Company and not Finance Corp., immediately after giving effect to such transaction and any related financing transactions on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, either

  (a)
  the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;" or

  (b)
  the Fixed Charge Coverage Ratio of the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, would be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately before such transactions; and

  (5)
  such Issuer has delivered to the trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or disposition and such supplemental indenture (if any) comply with the indenture.

        Notwithstanding the restrictions described in the foregoing clause (4), any Restricted Subsidiary of the Company (other than Finance Corp.) may consolidate with, merge into or dispose of all or part of its properties and assets to the Company without complying with the preceding clause (4) in connection with any such consolidation, merger or disposition.

        Notwithstanding the second preceding paragraph, the Company may reorganize as any other form of entity in accordance with the following procedures provided that:

  (1)
  the reorganization involves the conversion (by merger, sale, contribution or exchange of assets or otherwise) of the Company into a form of entity other than a limited partnership formed under Delaware law;

  (2)
  the entity so formed by or resulting from such reorganization is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia;

  (3)
  the entity so formed by or resulting from such reorganization assumes all the obligations of the Company under the notes, the indenture and the registration rights agreement pursuant to agreements reasonably satisfactory to the trustee;

  (4)
  immediately after such reorganization no Default (other than a Reporting Default) or Event of Default exists; and

  (5)
  such reorganization is not materially adverse to the Holders or Beneficial Owners of the notes (for purposes of this clause (5) a reorganization will not be considered materially adverse to the Holders or Beneficial Owners of the notes solely because the successor or survivor of such reorganization (a) is subject to federal or state income taxation as an entity or (b) is considered to be an "includible corporation" of an affiliated group of corporations within the meaning of Section 1504(b) of the Code or any similar state or local law).

        Upon any consolidation or merger or any sale, assignment, transfer, conveyance, lease or other disposition of all or substantially all of the properties or assets of an Issuer in accordance with the foregoing in which such Issuer is not the surviving entity, the surviving Person formed by such consolidation or into or with which such Issuer is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, such Issuer under the indenture with the same effect as if such surviving

Person had been named as such Issuer in the indenture, and thereafter (except in the case of a lease of all or substantially all of such Issuer's properties or assets), such Issuer will be relieved of all obligations and covenants under the indenture and the notes.

        Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the properties or assets of a Person.

Transactions with Affiliates

        The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an "Affiliate Transaction"), unless:

  (1)
  the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary of the Company than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person or, if in the good faith judgment of the Company's Board of Directors, no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to the Company or the relevant Restricted Subsidiary of the Company from a financial point of view; and

  (2)
  the Company delivers to the trustee:

  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million but less than or equal to $50.0 million, an officers' certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant; or

  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50.0 million, an officers' certificate certifying that such Affiliate Transaction or series of Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by either the Conflicts Committee of the Board of Directors of the Company (so long as the members of the Conflicts Committee approving the Affiliate Transaction or series of related Affiliate Transactions are disinterested) or a majority of the disinterested members of the Board of Directors of the Company pursuant to a resolution set forth in such officers' certificate.

        The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any employment, employee benefit plan, equity award, equity option, equity appreciation, officer or director indemnification agreement or any similar plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

  (2)
  transactions between or among any of the Company and its Restricted Subsidiaries;

  (3)
  transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Company solely because the Company owns an Equity Interest in, or controls, such Person;

  (4)
  transactions effected in accordance with the terms of agreements that are identified in the indenture, in each case as such agreements are in effect on the date of the indenture, and any amendment or replacement of any of such agreements so long as such amendment or replacement agreement is no less advantageous to the Company in any material respect than the agreement so amended or replaced;

  (5)
  customary compensation, indemnification and other benefits made available to officers, directors, employees or consultants of the Company or a Restricted Subsidiary or Affiliate of the Company, including reimbursement or advancement of out-of-pocket expenses and provisions of officers' and directors' liability insurance;

  (6)
  sales of Equity Interests (other than Disqualified Stock) to, or receipt of capital contributions from, Affiliates of the Company;

  (7)
  Permitted Investments or Restricted Payments that are permitted by the provisions of the indenture described above under the caption "—Restricted Payments;"

  (8)
  any transaction in which the Company or any of its Restricted Subsidiaries, as the case may be, delivers to the trustee a letter from an accounting, appraisal, advisory or investment banking firm of national standing stating that such transaction is fair to the company or such Restricted Subsidiary from a financial point of view;

  (9)
  (a) guarantees by the Company or any of its Restricted Subsidiaries of performance of obligations of the Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money, and (b) pledges by the Company or any Restricted Subsidiary of the Company of Equity Interests in Unrestricted Subsidiaries for the benefit of lenders or other creditors of the Unrestricted Subsidiaries;

  (10)
  any Affiliate Transaction with a Person in its capacity as a holder of Indebtedness or Capital Stock of the Company or any Restricted Subsidiary of the Company if such Person is treated no more favorably than the other holders of Indebtedness or Capital Stock of the Company or such Restricted Subsidiary;

  (11)
  transactions with Unrestricted Subsidiaries, customers, clients, suppliers or purchasers or sellers of goods or services, or lessors or lessees of property, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture which are, in the aggregate (taking into account all the costs and benefits associated with such transactions), not materially less favorable to the Company and its Restricted Subsidiaries than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated person, in the good faith determination of the Company's Board of Directors or any officer of the Company involved in or otherwise familiar with such transaction, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party; and

  (12)
  transactions between the Company or any of its Restricted Subsidiaries and any Person that would not otherwise constitute an Affiliate Transaction except for the fact that one director of such other Person is also a director of the Company or such Restricted Subsidiary, as applicable; provided that such director abstains from voting as a director of the Company or such Restricted Subsidiary, as applicable, on any matter involving such other Person.

Designation of Restricted and Unrestricted Subsidiaries

        The Board of Directors of the Company may designate any Restricted Subsidiary of the Company to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary of the Company is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary properly designated as an Unrestricted Subsidiary will be deemed to be either an Investment made as of the time of the designation that will reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "—Restricted Payments" or represent Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Subsidiary of the Company so designated otherwise meets the definition of an Unrestricted Subsidiary.

        The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company, provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (2) no Default or Event of Default would be in existence following such designation.

Additional Subsidiary Guarantees

        If, after the date of the indenture, any Restricted Subsidiary of the Company that is not already a Guarantor guarantees any other Indebtedness of either of the Issuers or any Guarantor in excess of a De Minimis Guaranteed Amount, or any Domestic Subsidiary, if not then a Guarantor, incurs any Indebtedness under any Credit Facility, then in either case that Subsidiary will become a Guarantor by executing a supplemental indenture and delivering it to the trustee within 20 Business Days of the date on which it guaranteed or incurred such Indebtedness, as the case may be; provided, however, that the preceding shall not apply to Subsidiaries of the Company that have properly been designated as Unrestricted Subsidiaries in accordance with the indenture for so long as they continue to constitute Unrestricted Subsidiaries. Notwithstanding the preceding, any Subsidiary Guarantee of a Restricted Subsidiary of the Company that was incurred pursuant to this paragraph will be released in the circumstances described in clause (6) under "—Subsidiary Guarantees."

Business Activities

        The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than the Oil and Gas Business, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

        Finance Corp. may not incur Indebtedness unless (1) the Company is a co-obligor or guarantor of such Indebtedness or (2) the net proceeds of such Indebtedness are loaned to the Company or its other Restricted Subsidiaries, used to acquire outstanding debt securities issued by the Company or used to repay Indebtedness of the Company or its other Restricted Subsidiaries as permitted under the covenant described about under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock." Finance Corp. may not engage in any business not related directly or indirectly to obtaining money or arranging financing for the Company or its Restricted Subsidiaries.

Reports

        Whether or not required by the rules and regulations of the Commission, so long as any notes are outstanding, the Company will file with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing), and the Company will furnish to the trustee and, upon its prior request, to any of the Holders or Beneficial Owners of notes, within five Business Days of filing, or attempting to file, the same with the Commission:

  (1)
  all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if the Company were required to file such reports, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual report only, a report on the annual financial statements by the Company's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

        The availability of the foregoing reports on the SEC's EDGAR filing system will be deemed to satisfy the foregoing delivery requirements. All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports.

        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then, to the extent material, the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries.

        Any and all Defaults or Events of Default arising from a failure to furnish or file in a timely manner a report or other information required by this covenant shall be deemed cured (and the Company shall be deemed to be in compliance with this covenant) upon furnishing or filing such report or other information as contemplated by this covenant (but without regard to the date on which such report or other information is so furnished or filed); provided, that such cure shall not otherwise affect the rights of the Holders or the trustee under "—Events of Default and Remedies" if the principal, premium, if any, and interest have been accelerated in accordance with the terms of the indenture and such acceleration has not been rescinded or cancelled prior to such cure.

        In addition, for so long as any notes remain outstanding, the Company and the Guarantors will furnish to the Holders and Beneficial Owners of the notes and to securities analysts and prospective investors in the notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Covenant Termination

        If at any time (a) the notes are rated Baa3 or better by Moody's and BBB- or better by S&P (or, if either such entity ceases to rate the notes for reasons outside of the control of the Company, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company as a replacement agency), (b) no Default has occurred and is continuing under the indenture and (c) the Issuers have delivered to the trustee an officers' certificate certifying to the foregoing provisions of this sentence, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Asset Sales" and the following provisions of the indenture described above under the caption "—Certain Covenants:"

  •
  "—Restricted Payments;"

  •
  "—Incurrence of Indebtedness and Issuance of Preferred Stock;"

  •
  "—Dividend and Other Payment Restrictions Affecting Subsidiaries;"

  •
  "—Transactions with Affiliates;"

  •
  "—Designation of Restricted and Unrestricted Subsidiaries;" and

  •
  "—Business Activities."

        However, the Company and its Restricted Subsidiaries will remain subject to the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control," and the following provisions of the indenture described above under the caption "—Certain Covenants":

  •
  "—Liens;"

  •
  "—Merger, Consolidation or Sale of Assets" (other than the financial tests set forth in clause (4) of such covenant);"

  •
  "—Additional Subsidiary Guarantees;"

  •
  "—Reports;" and

  •
  the covenant respecting payments for consent described below in the last paragraph under the caption "—Amendment, Supplement and Waiver."

        There can be no assurance that the notes will ever achieve an investment grade rating; however, upon its occurrence, the covenants listed in the first paragraph of this covenant will terminate and will not be subject to reinstatement. Consequently, once the conditions of the first paragraph of this covenant have been satisfied, the notes will be entitled to substantially reduced covenant protection.

Events of Default and Remedies

        Each of the following is an Event of Default:

  (1)
  default for 30 days in the payment when due of interest on the notes;

  (2)
  default in payment when due of the principal of, or premium, if any, on the notes;

  (3)
  failure by the Company to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Asset Sales," "—Repurchase at the Option of Holders—Change of Control" or "—Certain Covenants—Merger, Consolidation or Sale of Assets;"

  (4)
  failure by the Company for 180 days after notice to comply with the provisions described under "—Certain Covenants—Reports;"

  (5)
  failure by the Company for 60 days after notice to comply with any of its other agreements in the indenture;

  (6)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the indenture, if that default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default"); or

    (b)
    results in the acceleration of such Indebtedness prior to its Stated Maturity,

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more; provided, however, that if, prior to any acceleration of the notes, (i) any such Payment Default is cured or waived, (ii) any such acceleration is rescinded, or (iii) such Indebtedness is repaid during the 60-day period commencing upon the end of any applicable grace period for such Payment Default or the occurrence of such acceleration, as the case may be, such Event of Default (but not any acceleration of the notes) caused by such Payment Default or acceleration shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

  (7)
  failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $15.0 million (to the extent not covered by insurance by a reputable and creditworthy insurer as to which the insurer has not disclaimed coverage), which judgments are not paid, discharged or stayed for a period of 60 days;

  (8)
  except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

  (9)
  certain events of bankruptcy, insolvency or reorganization described in the indenture with respect to Finance Corp., the Company or any of the Company's Restricted Subsidiaries that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary of the Company.

        In the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization, with respect to Finance Corp., the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of its Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary of the Company, all outstanding notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the Holders of at least 25% in principal amount of the then outstanding notes may declare all the notes to be due and payable immediately.

        Holders may not enforce the indenture or the notes except as provided in the indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from the Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal of, or interest or premium, if any, on, the notes.

        The Holders of a majority in principal amount of the notes then outstanding by notice to the trustee may on behalf of the Holders of all of the notes rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture, if the rescission would not conflict with any judgment or decree, except a continuing Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the notes.

        The Issuers will deliver to the trustee annually an officers' certificate regarding compliance with the indenture. Upon any officer of the General Partner or Finance Corp. becoming aware of any Default or Event of Default, the Issuers are required to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Unitholders

        No director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuers or any Guarantor, as such, will have any liability for any obligations of the Issuers or any Guarantor under the notes, the indenture or the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

        The Issuers may, at their option and at any time, elect to have all of their obligations discharged with respect to the outstanding notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees ("Legal Defeasance"), except for:

  (1)
  the rights of Holders of outstanding notes to receive payments in respect of the principal of, and interest or premium, if any, on, such notes when such payments are due from the trust referred to below;

  (2)
  the Issuers' obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the trustee, and the Issuers' obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the indenture.

        In addition, the Issuers may, at their option and at any time, elect to have their obligations released with respect to certain covenants that are described in the indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, insolvency or reorganization events) described under "—Events of Default and Remedies" will no longer constitute an Event of Default with respect to the notes. If the Issuers exercise either their Legal Defeasance or Covenant Defeasance option, each Guarantor will be released and relieved of any obligations under its Subsidiary Guarantee and any security for the notes (other than the trust) will be released.

        In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the Issuers must irrevocably deposit with the trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and interest and premium, if any, on, the outstanding notes on the date of fixed maturity or on the applicable redemption date, as the case may be, and the Issuers must specify whether the notes are being defeased to the date of fixed maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that:

  (a)
  the Issuers have received from, or there has been published by, the Internal Revenue Service a ruling; or

    (b)
    since the date of the indenture, there has been a change in the applicable federal income tax law,

    in either case to the effect that, and based thereon such opinion of counsel will confirm that, the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the Issuers must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the Holders of the outstanding notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit (and any similar concurrent deposit relating to other Indebtedness), and the granting of Liens to secure such borrowings);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

  (6)
  the Issuers must deliver to the trustee an officers' certificate stating that the deposit was not made by the Issuers with the intent of preferring the Holders of notes over the other creditors of the Issuers with the intent of defeating, hindering, delaying or defrauding creditors of the Issuers or others; and

  (7)
  the Issuers must deliver to the trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

        Except as provided in the next two succeeding paragraphs, the indenture or the notes may be amended or supplemented with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes), and any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the indenture or the notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, notes).

        Without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting Holder):

  (1)
  reduce the principal amount of notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any note or alter or waive the provisions with respect to the redemption or repurchase of the notes (other than provisions relating to the covenants described above under the caption "—Repurchase at the Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest on any note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on the notes (except a rescission of acceleration of the notes by the Holders of a majority in principal amount of the notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any note payable in currency other than that stated in the notes;

  (6)
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of Holders of notes to receive payments of principal of, or interest or premium, if any, on the notes (other than as permitted in clause (7) below);

  (7)
  waive a redemption or repurchase payment with respect to any note (other than a payment required by one of the covenants described above under the caption "—Repurchase at the Option of Holders");

  (8)
  release any Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of the indenture; or

  (9)
  make any change in the preceding amendment, supplement and waiver provisions.

        Notwithstanding the preceding, without the consent of any Holder of notes, the Issuers, the Guarantors and the trustee may amend or supplement the indenture or the notes:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated notes in addition to or in place of certificated notes;

  (3)
  to provide for the assumption of an Issuer's or Guarantor's obligations to Holders of notes or a Subsidiary Guarantee in the case of a merger or consolidation or sale of all or substantially all of such Issuer's or Guarantor's properties or assets;

  (4)
  to make any change that would provide any additional rights or benefits to the Holders of notes or that does not adversely affect the legal rights under the indenture of any such Holder, provided that any change to conform the indenture to the offering memorandum for the originally issued 6.625% Senior Notes due 2021 will not be deemed to adversely affect such legal rights;

  (5)
  to secure the notes or the Subsidiary Guarantees pursuant to the requirements of the covenant described above under the subheading "—Certain Covenants—Liens;"

  (6)
  to provide for the issuance of additional notes in accordance with the limitations set forth in the indenture;

  (7)
  to add any additional Guarantor or to evidence the release of any Guarantor from its Subsidiary Guarantee, in each case as provided in the indenture;

  (8)
  to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act; or

  (9)
  to evidence or provide for the acceptance of appointment under the indenture of a successor trustee.

        The consent of the Holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver. It is sufficient if such consent approves the substance of the proposed amendment, supplement or waiver. After an amendment, supplement or waiver under the indenture requiring the approval of the Holders becomes effective, the Company will send to the Holders a notice briefly describing the amendment, supplement or waiver. However, the failure to give such notice, or any defect in the notice, will not impair or affect the validity of the amendment, supplement or waiver.

        Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Beneficial Owner or Holder of any notes for or as an inducement to any consent to any waiver, supplement or amendment of any terms or provisions of the indenture or the notes, unless such consideration is offered to be paid or agreed to be paid to all Beneficial Owners and Holders which so consent in the time frame set forth in solicitation documents relating to such consent.

Satisfaction and Discharge

        The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the indenture), when:

  (1)
  either:

  (a)
  all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuers, have been delivered to the trustee for cancellation; or

  (b)
  all notes that have not been delivered to the trustee for cancellation have become due and payable or will become due and payable within one year by reason of the mailing of a notice of redemption or otherwise and the Issuers or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of fixed maturity or redemption;

  (2)
  in respect of clause (1)(b), no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and any similar deposit relating to other Indebtedness and, in each case, the granting of Liens to secure such borrowings) and the deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

  (3)
  the Issuers or any Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

  (4)
  the Issuers have delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at fixed maturity or on the redemption date, as the case may be.

        In addition, the Issuers must deliver an officers' certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

        Wells Fargo Bank, National Association will serve as trustee under the indenture. Such bank is a lender under the Credit Agreement.

        If the trustee becomes a creditor of an Issuer or any Guarantor, the indenture will limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

        The Holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. If an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any Holder of notes, unless such Holder has offered to the trustee security or indemnity satisfactory to it against any loss, liability or expense.

Governing Law

        The indenture, the notes and the Subsidiary Guarantees will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry, Delivery and Form

        The new notes will be issued initially only in the form of one or more global notes (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC's nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream") (as indirect participants in DTC).

        The Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form ("Certificated Notes") except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes."

        In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

        The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

        DTC has also advised us that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

        Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers' securities accounts in their respective names on the books of their respective depositaries, which are Euroclear Bank S.A./N.V, as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

        The laws of some jurisdictions may require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or "Holders" thereof under the indenture for any purpose.

        Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Issuers, the Guarantors and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Issuers, the Guarantors, the trustee nor any agent of an Issuer, a Guarantor or the trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

        DTC has advised us that its current practice, at the due date of any payment in respect of securities such as the notes, is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee, the Guarantors or the Issuers. Neither the Issuers, the Guarantors nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and the Issuers, the Guarantors and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

        Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

        Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.

        DTC has advised us that it will take any action permitted to be taken by a Holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for Certificated Notes, and to distribute such notes to its Participants.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Issuers, the Guarantors, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

        A Global Note is exchangeable for Certificated Notes in minimum denominations of $2,000 and in integral multiples of $1,000 in excess of $2,000, if:

  (1)
  DTC (a) notifies the Issuers that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act and in either event the Issuers fail to appoint a successor depositary within 90 days;

  (2)
  the Issuers, at their option but subject to DTC's requirements, notify the trustee in writing that they elect to cause the issuance of the Certificated Notes; or

  (3)
  there has occurred and is continuing an Event of Default and DTC notifies the trustee of its decision to exchange the Global Note for Certificated Notes.

        Beneficial interests in a Global Note may also be exchanged for Certificated Notes in the other limited circumstances permitted by the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures) and will bear the restrictive legend referred to in "Notice to Investors," unless that legend is not required by the indenture.

        Neither the Issuer, the Guarantors nor the trustee will be liable for any delay by DTC, its nominee or any Participant or Indirect Participant in identifying the beneficial owners of interests in Global Notes, and the Issuers, the Guarantors and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the Certificated Notes to be issued.

Exchange of Certificated Notes for Global Notes

        Certificated Notes may not be exchanged for beneficial interests in any Global Note, except in the limited circumstances provided in the indenture.

Same-Day Settlement and Payment

        The Issuers will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Issuers will make all payments of principal, interest and premium, if any, with respect to Certificated Notes in the manner described above under "—Methods of Receiving Payments on the Notes." The notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any Certificated Notes will also be settled in immediately available funds.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Certain Definitions

        Set forth below are certain defined terms used in the indenture. Reference is made to the indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

        "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person was merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or into or becoming a Subsidiary of such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

        "Additional Assets" means:

  (1)
  any assets used or useful in the Oil and Gas Business, other than Indebtedness or Capital Stock;

  (2)
  the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or any of its Restricted Subsidiaries; or

  (3)
  Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (2) or (3) is primarily engaged in the Oil and Gas Business.

        "Adjusted Consolidated Net Tangible Assets" means (without duplication), as of the date of determination,

          (1)   the sum of:

            (a)   the discounted future net revenues from proved oil and natural gas reserves of the Company and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any state or federal income taxes, as estimated in a reserve report prepared as of the end of the Company's most recently completed fiscal year, as increased by, as of the date of determination, the estimated discounted future net revenues from:

                (i)  estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries acquired since the date of such year-end reserve report; and

               (ii)  estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and natural gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since the date of such year-end reserve report due to exploration, development or exploitation, production or other activities that would, in accordance with standard industry practice, cause such revisions;

      and decreased by, as of the date of determination, the estimated discounted future net revenue attributable to:

              (iii)  estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report produced or disposed of since the date of such year-end reserve report; and

              (iv)  reductions in estimated proved oil and natural gas reserves of the Company and its Restricted Subsidiaries reflected in such reserve report attributable to downward revisions of estimates of proved oil and natural gas reserves since such year-end due to changes in geological conditions or other factors that would, in accordance with standard industry practice, cause such revisions;

    in the case of the preceding clauses (i) through (iv), calculated on a pre-tax basis in accordance with SEC guidelines (utilizing the prices utilized in the Company's year-end reserve report) and estimated by the Company's petroleum engineers or any independent petroleum engineers engaged by the Company for that purpose;

            (b)   the capitalized costs that are attributable to oil and natural gas properties of the Company and its Restricted Subsidiaries to which no proved oil and natural gas reserves are attributable, based on the Company's books and records as of a date no earlier than the last day of the Company's most recent quarterly or annual period for which internal financial statements are available;

            (c)   the Consolidated Net Working Capital of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the Company's most recent quarterly or annual period for which internal financial statements are available; and

            (d)   the greater of:

                (i)  the net book value; and

               (ii)  the appraised value, as estimated by independent appraisers, of other tangible assets (including Investments in unconsolidated Subsidiaries);

      in each case, of the Company and its Restricted Subsidiaries as of a date no earlier than the last day of the date of the Company's most recent quarterly or annual period for which internal financial statements are available; provided that if no such appraisal has been performed, the Company shall not be required to obtain such an appraisal and only clause (d)(i) of this definition shall apply;

    minus, to the extent not otherwise taken into account in the immediately preceding clause (1);

          (2)   the sum of

            (a)   minority interests;

            (b)   any net natural gas balancing liabilities of the Company and its Restricted Subsidiaries as of the last day of the Company's most recent annual or quarterly period for which internal financial statements are available;

            (c)   to the extent included in clause (1)(a) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in the Company's year-end reserve report), attributable to reserves that are required to be delivered to third parties to fully satisfy the obligations of the Company and its Restricted Subsidiaries with respect to Volumetric Production Payments on the schedules specified with respect thereto, and

            (d)   the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in clause (1)(a) above, would be necessary to fully satisfy the payment obligations of the Company and its Restricted Subsidiaries with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

        "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control by the other Person; and further, that any third Person which also beneficially owns 10% or more of the Voting Stock of a specified Person shall not be deemed to be an Affiliate of either the specified Person or the other Person merely because of such common ownership in such specified Person. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

        "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any properties or assets (including by way of a Production Payment or a sale and leaseback transaction); provided, however, that the disposition of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sales covenant; and

  (2)
  the issuance of Equity Interests in any of the Company's Restricted Subsidiaries or the sale of Equity Interests in any of its Restricted Subsidiaries:

        Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

  (1)
  any single transaction or series of related transactions that involves properties or assets having a fair market value of less than $10.0 million;

  (2)
  a transfer of properties or assets between or among any of the Company and its Restricted Subsidiaries;

  (3)
  an issuance or sale of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

  (4)
  the sale, lease or other disposition of equipment, inventory, products, accounts receivable or other properties or assets in the ordinary course of business;

  (5)
  the sale or other disposition of cash or Cash Equivalents, Hedging Contracts or other financial instruments in the ordinary course of business;

  (6)
  a disposition of properties or assets that constitutes (or results in by virtue of the consideration received for such disposition) either a Restricted Payment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments" or a Permitted Investment;

  (7)
  a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

  (8)
  the sale or transfer (whether or not in the ordinary course of business) of crude oil and natural gas properties or direct or indirect interests in real property; provided that at the time of such a sale or transfer such properties do not have associated with them any proved reserves;

  (9)
  the farm-out, lease or sublease of developed or undeveloped crude oil or natural gas properties owned or held by the Company or any Restricted Subsidiary of the Company in exchange for crude oil and natural gas properties owned or held by another Person;

  (10)
  the creation or perfection of a Lien that is not prohibited by the covenant described above under the caption "—Certain Covenants—Liens;"

  (11)
  dispositions in connection with Permitted Liens;

  (12)
  surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

  (13)
  the grant in the ordinary course of business of any non- exclusive license of patents, trademarks, registrations therefor and other similar intellectual property;

  (14)
  an Asset Swap; and

  (15)
  any Production Payments and Reserve Sales; provided that any such Production Payments and Reserve Sales, other than incentive compensation programs on terms that are reasonably customary in the Oil and Gas Business for geologists, geophysicists and other providers of technical services to the Company or a Restricted Subsidiary of the Company, shall have been created, incurred, issued, assumed or guaranteed in connection with the financing of, and within 60 days after the acquisition of, the property that is subject thereto.

        "Asset Swap" means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in the Oil and Gas Business between the Company or any of its Restricted Subsidiaries and another Person; provided that any cash received must be applied in accordance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales" as if the Asset Swap were an Asset Sale.

        "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP As used in the preceding sentence, the "net rental payments" under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

        "Available Cash" has the meaning assigned to such term in the Partnership Agreement, as in effect on the date of the indenture.

        "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" have correlative meanings.

        "Board of Directors" means:

  (1)
  with respect to Finance Corp., its board of directors;

  (2)
  with respect to the Company, the board of directors of the General Partner or any authorized committee thereof; and

  (3)
  with respect to any other Person, the board or committee of such Person serving a similar function.

        "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

        "Business Day" means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or another place of payment are authorized or required by law to close.

        "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

        "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

        "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

  (3)
  marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of "A" or better from either S&P or Moody's;

  (4)
  certificates of deposit, demand deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

  (5)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

  (6)
  commercial paper having one of the two highest ratings obtainable from Moody's or S&P and in each case maturing within six months after the date of acquisition; and

  (7)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition.

        "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets (including Capital Stock of the Restricted Subsidiaries of the Company) of the Company and its Restricted Subsidiaries taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act);

  (2)
  the adoption of a plan relating to the liquidation or dissolution of the Company or removal of the General Partner by the limited partners of the Company;

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act), excluding the Qualifying Owners, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the General Partner, measured by voting power rather than number of shares, units or the like;

  (4)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares, units or the like; or

  (5)
  the first day on which a majority of the members of the Board of Directors of the General Partner are not Continuing Directors.

        Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited liability company, corporation, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the "persons" (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Capital Stock of the Company immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity or its general partner, as applicable, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity or its general partner, as applicable, and, in either case no "person" Beneficially Owns more than 50% of the Voting Stock of such entity or its general partner, as applicable.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.

        "Commission" or "SEC" means the Securities and Exchange Commission.

        "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

  (1)
  an amount equal to any extraordinary expenses or loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such expenses or losses were deducted in computing such Consolidated Net Income; plus

  (2)
  provision for taxes based on income or profits (including state franchise taxes accounted for as income taxes in accordance with GAAP) of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (3)
  Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that any such Fixed Charge was deducted in computing such Consolidated Net Income; plus

  (4)
  depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, non-cash equity based compensation expense and other non-cash charges and expenses (excluding any such non-cash charge or expense to the extent that it represents an accrual of or reserve for cash charges or expenses in any future period or amortization of a prepaid cash charge or expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period, to the extent that such depreciation, depletion, amortization, impairment and other non-cash charges or expenses that were deducted in computing such Consolidated Net Income; plus

  (5)
  if such Person accounts for its oil and gas operations using successful efforts of a similar method of accounting, consolidated exploration expense of such Person and its Restricted Subsidiaries; minus

  (6)
  non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business; and minus

  (7)
  to the extent increasing such Consolidated Net Income for such period, the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments, in each case, on a consolidated basis and determined in accordance with GAAP.

        "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP and without any reduction in respect of dividends or distributions on preferred securities, provided that:

  (1)
  the net income (but not loss) of any Person that is not a Restricted Subsidiary of such Person or that is accounted for by the equity method of accounting will be included, but only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

  (2)
  the net income of any Restricted Subsidiary of such Person will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, partners or members;

  (3)
  the cumulative effect of a change in accounting principles will be excluded;

  (4)
  any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any sale and leaseback transaction) which is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person will be excluded;

  (5)
  to the extent deducted in the calculation of Consolidated Net Income, any non-cash or other charges relating to any premium or penalty paid, write off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity will be excluded;

  (6)
  any "ceiling limitation" on oil and gas properties or other asset impairment writedowns on oil and gas properties under GAAP or SEC guidelines will be excluded; and

  (7)
  any unrealized non-cash gains or losses or charges in respect of Hedging Contracts (including those resulting from the application of FASB ASC Topic No. 815, Derivatives and Hedging).

        "Consolidated Net Working Capital" means (a) all current assets of the Company and its Restricted Subsidiaries except current assets from Hedging Contracts, less (b) all current liabilities of the Company and its Restricted Subsidiaries, except (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and gas properties and (iii) any current liabilities from Hedging Contracts, in each case as set forth in the consolidated financial statements of the Company prepared in accordance with GAAP (excluding any adjustments made pursuant to FASB ASC Topic No. 815, Derivatives and Hedging).

        "continuing" means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

        "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the General Partner who:

  (1)
  was a member of such Board of Directors on the date of the indenture; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

        "Credit Agreement" means that certain Second Amended and Restated Credit Agreement, dated as of March 10, 2011, by and among the Company, as borrower, Wells Fargo Bank, National Association, as administrative agent and the other lenders from time to time party thereto, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, renewed, refunded, replaced or refinanced from time to time.

        "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks or other institutional lenders or institutional investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or capital markets financings, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including refinancing with any capital markets transaction) in whole or in part from time to time.

        "Customary Recourse Exceptions" means, with respect to any Non-Recourse Debt of an Unrestricted Subsidiary, exclusions from the exculpation provisions with respect to such Non-Recourse Debt for the voluntary bankruptcy of such Unrestricted Subsidiary, fraud, misapplication of cash, environmental claims, waste, willful destruction and other circumstances customarily excluded by lenders from exculpation provisions or included in separate indemnification agreements in non-recourse financings.

        "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

        "De Minimis Guaranteed Amount" means a principal amount of Indebtedness that does not exceed $5.0 million.

        "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

        "Domestic Subsidiary" means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia and all of whose outstanding Capital Stock is Beneficially Owned by the Company.

        "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

        "Equity Offering" means any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Company after the date of the indenture, provided that at any time on or after a Change of Control, any sale of Capital Stock to an Affiliate of the Company shall not be deemed an Equity Offering.

        "Exchange Notes" means the notes issued in an Exchange Offer pursuant to the indenture.

        "Exchange Offer" has the meaning set forth for such term in the applicable registration rights agreement.

        "Existing Indebtedness" means the aggregate principal amount of Indebtedness of the Company and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement, which is considered incurred under the first paragraph under the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" and other than intercompany Indebtedness) in existence on the date of the indenture, until such amounts are repaid.

        The term "fair market value" means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company in the case of amounts of $20.0 million or more and otherwise by an officer of the General Partner.

        "Fixed Charge Coverage Ratio" means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred securities subsequent to the commencement of the applicable four-quarter reference period and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred securities, and the use of the proceeds therefrom as if the same had occurred at the beginning of such period. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the average rate in effect from the beginning of such period to the Calculation Date had been the applicable rate for the entire period (taking into account any interest Hedging Contract applicable to such Indebtedness, but if the remaining term of such interest Hedging Contract is less than 12 months, then such interest Hedging Contract shall only be taken into account for that portion of the period equal to the remaining term thereof). If any Indebtedness that is being given pro forma effect bears an interest rate at the option of such Person, the interest rate shall be calculated by applying such optional rate chosen by such Person. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as such Person may designate.

        In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used or useful in the Oil and Gas Business), or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including, in each case, any related financing transactions (including repayment of Indebtedness) during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, including any Consolidated Cash Flow and any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months, in the reasonable judgment of the chief financial or accounting officer of the General Partner (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto);

  (2)
  the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

  (3)
  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

  (4)
  any Person that is a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed to have been a Restricted Subsidiary of the specified Person at all times during such four-quarter period;

  (5)
  any Person that is not a Restricted Subsidiary of the specified Person on the Calculation Date will be deemed not to have been a Restricted Subsidiary of the specified Person at any time during such four-quarter period; and

  (6)
  interest income reasonably anticipated by such Person to be received during the applicable four-quarter period from cash or Cash Equivalents held by such Person or any Restricted Subsidiary of such Person, which cash or Cash Equivalents exist on the Calculation Date or will exist as a result of the transaction giving rise to the need to calculate the Fixed Charge Coverage Ratio, will be included.

        "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense (less interest income) of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding (i) any interest attributable to Dollar-Denominated Production Payments, (ii) write-off of deferred financing costs and (iii) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness, but including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings), and net of the effect of all payments made or received pursuant to interest rate Hedging Contracts; plus

  (2)
  the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such guarantee or Lien is called upon; plus

  (4)
  all dividends, whether paid or accrued and whether or not in cash, on any series of Disqualified Stock of such Person or on any series of preferred securities of its Restricted Subsidiaries, other than dividends payable solely in Equity Interests of the payor (other than Disqualified Stock) or to such Person or a Restricted Subsidiary of such Person, in each case, on a consolidated basis and determined in accordance with GAAP.

        "Foreign Subsidiary" means any Restricted Subsidiary of the Company that (a) is not a Domestic Subsidiary and (b) has 50% or more of its consolidated assets located outside the United States or any territory thereof.

        "GAAP" means generally accepted accounting principles in the United States, which are in effect from time to time.

        "General Partner" means Legacy Reserves GP, LLC, a Delaware limited liability company, and its successors and permitted assigns under the Partnership Agreement as general partner of the Company or as the business entity with the ultimate authority to manage the business and operations of the Company.

        The term "guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets, acting as co-obligor or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. When used as a verb, "guarantee" has a correlative meaning.

        "Guarantors" means each of:

  (1)
  the Subsidiaries of the Company, other than Finance Corp., executing the indenture as initial Guarantors; and

  (2)
  any other Restricted Subsidiary of the Company that becomes a Guarantor in accordance with the provisions of the indenture;

and their respective successors and assigns, in each case until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of the indenture.

        "Hedging Contracts" means, with respect to any specified Person:

  (1)
  interest rate swap agreements, interest rate cap agreements and interest rate collar agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in interest rates with respect to Indebtedness incurred;

  (2)
  foreign exchange contracts and currency protection agreements entered into with one or more financial institutions and designed to protect the Person or any of its Restricted Subsidiaries entering into the agreement against fluctuations in currency exchanges rates with respect to Indebtedness incurred;

  (3)
  any commodity futures contract, commodity option or other similar agreement or arrangement designed to protect against fluctuations in the price of Hydrocarbons used, produced, processed or sold by that Person or any of its Restricted Subsidiaries at the time; and

  (4)
  other agreements or arrangements designed to protect such Person or any of its Restricted Subsidiaries against fluctuations in interest rates, commodity prices or currency exchange rates;

and in each case are entered into only in the normal course of business and not for speculative purposes.

        "Holder" means a Person in whose name a note is registered.

        "Hydrocarbons" means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all constituents, elements or compounds thereof and products refined or processed therefrom.

        "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

  (1)
  in respect of borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments;

  (3)
  in respect of all outstanding letters of credit issued for the account of such Person that support obligations that constitute Indebtedness (provided that the amount of such letters of credit included in Indebtedness shall not exceed the amount of the Indebtedness being supported) and, without duplication, the unreimbursed amount of all drafts drawn under letters of credit issued for the account of such Person;

  (4)
  in respect of bankers' acceptances;

  (5)
  representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

  (6)
  representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

  (7)
  representing any obligations under Hedging Contracts,

if and to the extent any of the preceding items (other than letters of credit and obligations under Hedging Contracts) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of other

Persons secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person (including, with respect to any Production Payment, any warranties or guarantees of production or payment by such Person with respect to such Production Payment, but excluding other contractual obligations of such Person with respect to such Production Payment).

        The amount of any Indebtedness outstanding as of any date will be:

  (1)
  the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

  (2)
  in the case of obligations under any Hedging Contracts, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such date; and

  (3)
  the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

        "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding (1) commission, travel and similar advances to officers and employees made in the ordinary course of business and (2) advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition in an amount equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment made by the Company or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person on the date of any such acquisition in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments."

        "Joint Venture" means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted Subsidiaries makes any Investment.

        "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

        "Make Whole Premium" means, with respect to a note at any time, the excess, if any, of (a) the present value at such time of (i) the redemption price of such note at June 1, 2017 plus (ii) any required interest payments due on such note through June 1, 2017 (except for currently accrued and unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), over (b) the principal amount of such note.

        "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

        "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

  (1)
  the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees and sales commissions, severance costs and any relocation expenses incurred as a result of the Asset Sale;

  (2)
  taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

  (3)
  amounts required to be applied to the repayment of Indebtedness secured by a Lien on the properties or assets that were the subject of such Asset Sale; and

  (4)
  any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the Company or any of its Restricted Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

        "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, except for Customary Recourse Exceptions, or (c) is the lender;

  (2)
  no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the notes) of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

  (3)
  as to which the lenders have been notified in writing that they will not have any recourse to the Capital Stock or assets of the Company or any of its Restricted Subsidiaries except as contemplated by clause (9) of the definition of Permitted Liens or for Customary Recourse Exceptions.

        For purposes of determining compliance with the covenant described under "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" above, in the event that any Non-Recourse Debt of any of the Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

        "Obligations" means any principal, premium, if any, interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages, guarantees, and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereto.

        "Oil and Gas Business" means:

  (1)
  the acquisition, exploration, development, production, operation and disposition of interests in oil, gas and other Hydrocarbon properties;

  (2)
  the gathering, marketing, treating, processing (but not refining), storing, distributing, selling and transporting of any production from such interests or properties;

  (3)
  any business relating to exploration for or development, production, treatment, processing (but not refining), storage, transportation or marketing of, oil, gas and other minerals and products produced in association therewith;

  (4)
  any other business that generates gross income that constitutes "qualifying income" under Section 7704(d) of the Code; and

  (5)
  any activity that is ancillary, complementary or incidental to or necessary or appropriate for the activities described in clauses (1) through (4) of this definition.

        "Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of the Company, as amended and in effect on the date of the indenture and as such may be further amended, modified or supplemented from time to time.

        "Permitted Acquisition Indebtedness" means Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of any other Person existing at the time (a) such Person became a Restricted Subsidiary of the Company or (b) such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, provided that on the date such Person became a Restricted Subsidiary of the Company or the date such Person was merged or consolidated with or into the Company or any of its Restricted Subsidiaries, as applicable, either

  (1)
  immediately after giving effect to such transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Company or such Restricted Subsidiary, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," or

  (2)
  immediately after giving effect to such transaction on a pro forma basis as if the same had occurred at the beginning of the applicable four-quarter period, the Fixed Charge Coverage Ratio of the Company would be equal to or greater than the Fixed Charge Coverage Ratio of the Company immediately prior to such transaction.

        "Permitted Business Investments" means Investments made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business, including investments or expenditures for actively exploring for, acquiring, developing, producing, processing, gathering, marketing or transporting Hydrocarbons through agreements, transactions, interests or arrangements that permit one to share risk or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of the Oil and Gas Business jointly with third parties, including without limitation:

  (1)
  direct or indirect ownership of crude oil, natural gas, other Hydrocarbon properties or any interest therein, gathering, transportation, processing, storage or related systems, or ancillary real property interests and interests therein; and

  (2)
  the entry into operating agreements, joint ventures, processing agreements, working interests, royalty interests, mineral leases, farm-in agreements, farm-out agreements, development agreements, production sharing agreements, area of mutual interest agreements, contracts for the sale, transportation or exchange of crude oil and natural gas and related Hydrocarbons and minerals, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, partnership agreements (whether general or limited), or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case made or entered into in the ordinary course of the Oil and Gas Business, excluding, however, Investments in corporations and publicly traded limited partnerships.

        "Permitted Investments" means:

  (1)
  any Investment in the Company (including, without limitation, through purchases of notes) or in a Restricted Subsidiary of the Company;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of the Company; or

  (b)
  such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales," including pursuant to clause (9) or (14) of the items deemed not to be Asset Sales under the definition of "Asset Sale;"

  (5)
  any Investment in any Person solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

  (6)
  any Investments received in compromise of obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment in default;

  (7)
  Hedging Contracts;

  (8)
  Permitted Business Investments; and

  (9)
  other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) that are at the time outstanding, do not exceed the greater of $50.0 million or 5.0% of the Company's Adjusted Consolidated Net Tangible Assets; provided, however, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Company at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Company after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary of the Company.

        "Permitted Liens" means:

  (1)
  any Lien with respect to the Credit Agreement or any other Credit Facilities;

  (2)
  Liens in favor of the Company or the Guarantors;

  (3)
  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets (other than improvements thereon, accessions thereto and proceeds thereof) other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary of the Company;

  (4)
  Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition;

  (5)
  any interest or title of a lessor to the property subject to a Capital Lease Obligation;

  (6)
  Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations, purchase money obligations or other payments incurred to finance the acquisition, lease, improvement or construction of or repairs or additions to, assets or property acquired or constructed in the ordinary course of business; provided that:

  (a)
  the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under the indenture and does not exceed the cost of the assets or property so acquired or constructed; and

  (b)
  such Liens are created within 180 days of the later of the acquisition, lease, completion of improvements, construction, repairs or additions or commencement of full operation of the assets or property subject to such Lien and do not encumber any other assets or property of the Company or any Restricted Subsidiary of the Company other than such assets or property and assets affixed or appurtenant thereto;

  (7)
  Liens existing on the date of the indenture;

  (8)
  Liens to secure the performance of tenders, bids, statutory obligations, surety or appeal bonds, trade contracts, government contracts, operating leases, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

  (9)
  Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any Joint Venture owned by the Company or any Restricted Subsidiary of the Company to the extent securing Non-Recourse Debt or other Indebtedness of such Unrestricted Subsidiary or Joint Venture;

  (10)
  Liens in respect of Production Payments and Reserve Sales, which Liens shall be limited to the property that is the subject of such Production Payments and Reserve Sales;

  (11)
  Liens on pipelines or pipeline facilities that arise by operation of law;

  (12)
  Liens arising under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, farm-in agreements, division orders, contracts for the sale, transportation or exchange of crude oil and natural gas and related Hydrocarbons and minerals, unitization and pooling declarations and agreements, area of mutual interest agreements and other agreements arising in the ordinary course of business of the Company and its Restricted Subsidiaries that are customary in the Oil and Gas Business;

  (13)
  Liens reserved in oil and gas mineral leases for bonus or rental payments and for compliance with the terms of such leases;

  (14)
  Liens upon specific items of inventory, receivables or other goods or proceeds of the Company or any of its Restricted Subsidiaries securing such Person's obligations in respect of bankers' acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, receivables or other goods or proceeds and permitted by the covenant "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;"

  (15)
  Liens securing Obligations of the Issuers or any Guarantor under the notes or the Subsidiary Guarantees, as the case may be;

  (16)
  Liens securing any Indebtedness equally and ratably with all Obligations due under the notes or any Subsidiary Guarantee pursuant to a contractual covenant that limits Liens in a manner substantially similar to the covenant described above under "—Certain Covenants—Liens;"

  (17)
  Liens to secure performance of Hedging Contracts of the Company or any of its Restricted Subsidiaries;

  (18)
  Liens securing any insurance premium financing under customary terms and conditions, provided that no such Lien may extend to or cover any assets or property other than the insurance being acquired with such financing, the proceeds thereof and any unearned or refunded insurance premiums related thereto;

  (19)
  Liens arising from royalties, overriding royalties, revenue interests, net revenue interests, net profit interests, reversionary interests, production payments, preferential rights of purchase, working interests and other similar interests, all as ordinarily exist with respect to properties and assets of the Company and its Restricted Subsidiaries or otherwise as are customary in the Oil and Gas Business;

  (20)
  other Liens incurred by the Company or any Restricted Subsidiary of the Company, provided that, after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness then outstanding and secured by any Liens incurred pursuant to this clause (20) does not exceed the greater of $25.0 million or 2.5% of the Company's Adjusted Consolidated Net Tangible Assets; and

  (21)
  any Lien renewing, extending, refinancing or refunding a Lien permitted by clauses (1) through (19) above, provided that (a) the principal amount of the Indebtedness secured by such Lien is not increased except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection therewith and by an amount equal to any existing commitments unutilized thereunder and (b) no assets encumbered by any such Lien other than the assets permitted to be encumbered immediately prior to such renewal, extension, refinance or refund are encumbered thereby (other than improvements thereon, accessions thereto and proceeds thereof).

        "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness), provided that:

  (1)
  the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

  (3)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes or the Subsidiary Guarantees, such Permitted Refinancing Indebtedness is subordinated in right of payment to the notes or the Subsidiary Guarantees on terms at least as favorable to the Holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

  (4)
  such Indebtedness is not incurred (other than by way of a guarantee) by a Restricted Subsidiary of the Company (other than Finance Corp.) if the Company is the issuer or other primary obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

        Notwithstanding the preceding, any Indebtedness incurred under Credit Facilities pursuant to the covenant "Incurrence of Indebtedness and Issuance of Preferred Stock" shall be subject only to the refinancing provision in the definition of Credit Facilities and not pursuant to the requirements set forth in the definition of Permitted Refinancing Indebtedness.

        "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

        "Prior Issue Date" means December 4, 2012, the date of the initial issuance of the Issuers' 8% Senior Notes due 2020.

        "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

        "Production Payments and Reserve Sales" means the grant or transfer by the Company or a Restricted Subsidiary of the Company to any Person of a royalty, overriding royalty, net profits interest, production payment (whether volumetric or dollar denominated), partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to the Company or a Subsidiary of the Company.

        "Qualifying Owners" means, collectively, the Company and its Restricted Subsidiaries.

        "Reporting Default" means a Default described in clause (4) under "—Events of Default and Remedies."

        "Restricted Investment" means an Investment other than a Permitted Investment.

        "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. Notwithstanding anything in the indenture to the contrary, Finance Corp. shall be a Restricted Subsidiary of the Company.

        "S&P" refers to Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor to the rating agency business thereof.

        "Senior Debt" means

  (1)
  all Indebtedness of the Company or any of its Restricted Subsidiaries outstanding under Credit Facilities and all obligations under Hedging Contracts with respect thereto;

  (2)
  any other Indebtedness of the Company or any of its Restricted Subsidiaries permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Subsidiary Guarantee; and

  (3)
  all Obligations with respect to the items listed in the preceding clauses (1) and (2).

        Notwithstanding anything to the contrary in the preceding sentence, Senior Debt will not include:

  (a)
  any intercompany Indebtedness of the Company or any of its Restricted Subsidiaries to the Company or any of its Affiliates; or

  (b)
  any Indebtedness that is incurred in violation of the indenture.

        For the avoidance of doubt, "Senior Debt" will not include any trade payables or taxes owed or owing by the Company or any of its Restricted Subsidiaries.

        "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the indenture.

        "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

        "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

        "Subsidiary Guarantee" means any guarantee by a Guarantor of the Issuers' Obligations under the indenture and on the notes.

        "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two Business Days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 1, 2017; provided, however, that if such period is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Company shall obtain the Treasury Rate by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to June 1, 2017 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Company will (a) calculate the Treasury Rate on the second Business Day preceding the applicable redemption date and (b) prior to such redemption date file with the trustee an officers' certificate setting forth the Make Whole Premium and the Treasury Rate and showing the calculation of each in reasonable detail.

        "Unrestricted Subsidiary" means any Subsidiary of the Company (other than Finance Corp.) that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt owing to any Person other than the Company or any of its Restricted Subsidiaries;

  (2)
  is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

  (3)
  is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and

  (4)
  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

        All Subsidiaries of an Unrestricted Subsidiary shall also be Unrestricted Subsidiaries.

        Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," the Company will be in default of such covenant.

        "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all related undertakings and obligations.

        "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

PLAN OF DISTRIBUTION

        You may transfer new notes issued under the exchange offer in exchange for the old notes if:

  •
  you acquire the new notes in the exchange offer in the ordinary course of your business;

  •
  you do not have, and to your knowledge, no one receiving new notes from you has, any arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such new notes in violation of the provisions of the Securities Act;

  •
  you are not engaged in, and do not intend to engage in, a distribution of the new notes; and

  •
  you are not our "affiliate" (within the meaning of Rule 405 under the Securities Act);

        Each broker-dealer that receives new notes for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes, where such old notes were acquired as a result of market-making activities or other trading activities.

        If you wish to exchange new notes for your old notes in the exchange offer, you will be required to make representations to us as described in "Exchange Offer—Purpose and Effect of the Exchange Offer" and "—Procedures for Tendering—Your Representations to Us" in this prospectus and in the letter of transmittal. In addition, if you are a broker-dealer who receives new notes for your own account in exchange for old notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale by you of such new notes.

        We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in any of the following ways:

  •
  in the over-the-counter market;

  •
  in negotiated transactions;

  •
  through the writing of options on the new notes or a combination of such methods of resale;

  •
  at market prices prevailing at the time of resale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes.

        Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer in exchange for old notes that were acquired by such broker-dealer as a result of market-making or other trading activities may be deemed to be an "underwriter" within the meaning of the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. We agreed to permit the use of this prospectus for a period of up to 180 days after the completion of the exchange offer by such broker-dealers to satisfy this prospectus delivery requirement. Furthermore, we agree to amend or supplement this prospectus during such period, if so requested, in order to expedite or facilitate the disposition of any new notes by broker-dealers.

        We have agreed to pay all expenses incident to the exchange offer other than fees and expenses of counsel to the holders and brokerage commissions and transfer taxes, if any, and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

 CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a summary of certain U.S. federal income tax considerations relevant to the exchange of old notes for new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service or an opinion of counsel with respect to the U.S. federal tax consequences described herein. Some holders, including financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, persons whose functional currency is not the U.S. dollar or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction may be subject to special rules not discussed below.

We recommend that each holder consult his own tax advisor as to the particular tax consequences of exchanging such holder's old notes for new notes, including the applicability and effect of any foreign, state, local or other tax laws or estate or gift tax considerations.

        The exchange of old notes for new notes will not be an exchange or otherwise a taxable event to a holder for U.S. federal income tax purposes. Accordingly, a holder will not recognize gain or loss upon receipt of a new note in exchange for an old note in the exchange, and the holder's basis and holding period in the new note will be the same as its basis and holding period in the corresponding old note immediately before the exchange.

 LEGAL MATTERS

        The validity of the new notes offered in this exchange offer will be passed on by Andrews Kurth LLP, Houston, Texas.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The consolidated balance sheets of Legacy Reserves LP as of December 31, 2013 and 2012 and the related consolidated statements of operations, unitholders' equity, and cash flows for each of the years in the three year period ended December 31, 2013 incorporated in this prospectus by reference from Legacy Reserves LP's annual report on Form 10-K for the year ended December 31, 2013 have been audited by BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference given on the authority of said firm as experts in auditing and accounting.

INDEPENDENT RESERVE ENGINEER

        Information about our estimated net proved reserves and the future net cash flows attributable to the oil and natural gas reserves of Legacy Reserves LP as of December 31, 2013 contained in Legacy Reserves LP's annual report for the year ended December 31, 2013 filed on Form 10-K and incorporated herein by reference was prepared by LaRoche Petroleum Consultants, Ltd., an independent reserve engineer and geological firm. These estimates are incorporated herein in reliance upon the authority of such firms as experts in these matters.

LETTER OF TRANSMITTAL

to Tender
Outstanding Unregistered 6.625% Senior Notes due 2021
of

LEGACY RESERVES LP
LEGACY RESERVES FINANCE CORPORATION
Pursuant to the Exchange Offer and Prospectus dated                    , 2014

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 2015 (THE "EXPIRATION DATE"), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUERS (AS DEFINED BELOW).

The Exchange Agent for the Exchange Offer is:

Wells Fargo Bank, National Association

By Registered or Certified Mail:	By Overnight Delivery:	By Hand Delivery:
Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.	Wells Fargo Bank, N.A.
MAC N9303-121	MAC N9303-121	608 2nd Avenue South
P.O. Box 1517	6th & Marquette Avenue	Northstar East
Minneapolis, Minnesota 55480	Minneapolis, Minnesota 55479	Building—12th Floor
Attn: Corporate Trust Operations	Attn: Corporate Trust Operations	Minneapolis, Minnesota
Attn: Corporate Trust Operations

FACSIMILE TRANSMISSION: 1-612-667-6282
CONFIRM BY TELEPHONE: 1-800-344-5128

        If you wish to exchange currently outstanding unregistered 6.625% Senior Notes due 2021 ("old notes") for an equal aggregate principal amount at maturity of registered 6.625% Senior Notes due 2021 ("new notes") pursuant to the exchange offer, you must validly tender (and not withdraw) old notes to the Exchange Agent prior to the Expiration Date.

        The undersigned hereby acknowledges receipt of the prospectus, dated                    , 2014 (the "Prospectus"), of Legacy Reserves LP and Legacy Reserves Finance Corporation (collectively, the "Issuers"), and this letter of transmittal (the "Letter of Transmittal"), which together describe the Issuers' offer (the "Exchange Offer") to exchange the old notes for a like principal amount of the new notes that have been registered under the Securities Act of 1933, as amended (the "Securities Act"). Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

        The Issuers reserve the right, at any time or from time to time, to extend the Exchange Offer at their discretion, in which event the term "Expiration Date" shall mean the latest date to which the Exchange Offer is extended. The Issuers shall notify the Exchange Agent and each registered holder of the old notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

        This Letter of Transmittal is to be used by holders of the old notes. Tender of old notes is to be made according to the Automated Tender Offer Program ("ATOP"), of the Depository Trust Company ("DTC"), pursuant to the procedures set forth in the Prospectus under the caption "Exchange Offer—Procedures for Tendering." DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange

Agent's DTC account. DTC will then send a computer-generated message known as an "agent's message" to the Exchange Agent for its acceptance. For you to validly tender your old notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent's message under the ATOP procedures that confirms that:

  •
  DTC has received your instructions to tender your old notes; and

  •
  you agree to be bound by the terms of this Letter of Transmittal.

        BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

 PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

          (1)   By tendering old notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

          (2)   By tendering old notes in the Exchange Offer, you represent and warrant that you have full authority to tender the old notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuers to be necessary or desirable to complete the tender of old notes.

          (3)   You understand that the tender of the old notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Issuers as to the terms and conditions set forth in the Prospectus.

          (4)   By tendering old notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the "SEC"), including Exxon Capital Holdings Corp., SEC No-Action Letter (available May 13, 1988), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the new notes issued in exchange for the old notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased old notes exchanged for such new notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act, and any such holder that is an "affiliate" of the Issuers within the meaning of Rule 405 under the Securities Act), provided that such new notes are acquired in the ordinary course of such holders' business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such new notes.

          (5)   By tendering old notes in the Exchange Offer, you hereby represent and warrant that:

      (a)
      the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business, whether or not you are the holder;

      (b)
      neither you nor, to your knowledge, any other person has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such new notes and you are not engaged and do not intend to engage in the distribution (within the meaning of the Securities Act) of such new notes;

      (c)
      you are not an "affiliate," as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuers; and

      (d)
      if you are a broker-dealer, you will receive the new notes for your own account in exchange for old notes that were acquired as a result of market- making activities or other trading activities, and you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

          You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your old notes registered in the shelf registration statement described in the registration rights agreement, dated as of May 13, 2014 (the "Registration Rights Agreement"), by and among the Issuers, the initial guarantors party thereto and Wells Fargo Securities, LLC,

  Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, UBS Securities LLC, Citigroup Global Markets Inc., Barclays Capital Inc., and J.P. Morgan Securities LLC, as representatives of the Initial Purchasers (as defined therein). Such election may be made by notifying the Issuers in writing at 303 W. Wall Street, Suite 1800, Midland, TX 79701, Attention: Dan G. LeRoy. By making such election, you agree, as a holder of old notes participating in a shelf registration, to indemnify and hold harmless the Issuers, the guarantors, and their respective directors, each of the officers of the Issuers and the guarantors who signs such shelf registration statement, and each person who controls the Issuers or any of the guarantors, within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended, and the respective officers, directors, partners, employees, representatives and agents of each such person, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to the undersigned furnished in writing by or on behalf of the undersigned expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provisions of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

          (6)   If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market- making activities or other trading activities, you acknowledge, by tendering old notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an "underwriter" within the meaning of the Securities Act.

          (7)   If you are a broker-dealer and old notes held for your own account were not acquired as a result of market-making or other trading activities, such old notes cannot be exchanged pursuant to the Exchange Offer.

          (8)   Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

INSTRUCTIONS
FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

  1.
  Book-Entry Confirmations

        Any confirmation of a book-entry transfer to the Exchange Agent's account at DTC of old notes tendered by book-entry transfer (a "Book-Entry Confirmation"), as well as an agent's message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.

  2.
  Partial Tenders

        Tenders of old notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all old notes is not tendered, then old notes for the principal amount of old notes not tendered and new notes issued in exchange for any old notes accepted will be delivered to the holder via the facilities of DTC promptly after the old notes are accepted for exchange.

  3.
  Validity of Tenders

        All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered old notes will be determined by the Issuers, in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any old notes. The Issuers' interpretation of the terms and conditions of the Exchange Offer (including the instructions on this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of old notes, neither the Issuers, the Exchange Agent nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date.

  4.
  Requests for Assistance or Additional Copies

        Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

  5.
  Withdrawal

        Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption "Exchange Offer—Withdrawal of Tenders."

  6.
  No Guarantee of Late Delivery

        There is no procedure for guarantee of late delivery in the Exchange Offer.

Dealer Prospectus Delivery Obligation

        Until                        , all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Legacy Reserves LP

        Under our partnership agreement, in most circumstances, we will indemnify the following persons, to the fullest extent permitted by law, from and against all losses, claims, damages or similar events:

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  our general partner;

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  any departing general partner;

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  any person who is or was an affiliate of a general partner or any departing general partner;

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  any person who is or was a director, officer, member, partner, fiduciary or trustee of any entity set forth in the preceding three bullet points;

  •
  any person who is or was serving as director, officer, member, partner, fiduciary or trustee of another person at the request of our general partner or any departing general partner; and

  •
  any person designated by our general partner.

        Any indemnification under these provisions will only be out of our assets. Unless it otherwise agrees, our general partner will not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate, indemnification. We may purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

Legacy Reserves Finance Corporation

        Section 145 of the General Corporation Law of the State of Delaware, among other things, empowers a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred by such persons in connection with the defense or settlement of any such threatened, pending or completed action or suit, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

        Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. Also, the bylaws of Legacy Reserves Finance Corporation provide for the indemnification of directors, officers, employees or agents of, and such directors and officers who serve at the request of, the company as directors, officers, employees or agents of any other enterprise against certain liabilities under certain circumstances.

Legacy Reserves GP, LLC and Legacy Reserves Operating GP LLC

        Legacy Reserves GP, LLC, the general partner of Legacy Reserves LP, and Legacy Reserves Operating GP LLC are organized under the laws of the State of Delaware. Under the Delaware Limited Liability Company Act, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The limited liability company agreement of Legacy Reserves GP, LLC provides that each director shall be indemnified and held harmless by the company from and against any and all losses, claims, damages, settlements and other amounts (collectively, "Losses") arising from any and all claims, demands, actions, suits or proceedings, in which such director may be involved by reason of the management of the affairs of the company. However, the director will not be provided with the foregoing indemnification if a court of competent jurisdiction has determined that such Losses resulted primarily from the gross negligence or willful misconduct of the director.

        The limited liability company agreement of Legacy Reserves Operating GP LLC provides that a (i) member, any additional members, any affiliates of such members and any directors or officers of the company, (ii) any former member, director or officer and (iii) any member, partner, director, officer, fiduciary or trustee of any person or entity described in clauses (i) and (ii) (collectively, "Indemnitees") shall be indemnified and held harmless by the company from and against any and all losses, claims, damages and settlements arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the member is involved, as a party or otherwise, by reason of its status as an Indemnitee. However, the Indemnitee will not be held harmless if there has been a final non-appealable judgment entered by a court of competent jurisdiction determining that, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct, or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was unlawful.

Legacy Reserves Operating LP

        The limited partnership agreement of Legacy Reserves Operating LP provides that a (i) the general partner, any additional general partner and any affiliates of such general partner, (ii) any officer of the partnership or any subsidiary of the partnership, and (iii) any member, partner, director, officer, fiduciary or trustee of any person or entity described in clauses (i), (ii) and (iii) (collectively, "Indemnitees") shall be indemnified and held harmless by the partnership from and against any and all losses, claims, damages, liabilities, joint or several, expenses, judgments, fines and settlements arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the member is involved, as a party or otherwise, by reason of its status as an Indemnitee. However, the Indemnitee will not be held harmless if there has been a final non-appealable judgment entered by a court of competent jurisdiction determining that, the Indemnitee acted in bad faith or engaged in fraud, willful misconduct, or, in the case of a criminal matter, acted with knowledge that the Indemnitee's conduct was unlawful.

Legacy Reserves Services, Inc.

        Legacy Reserves Services, Inc. is incorporated under the laws of the state of Texas. The Texas Business Organizations Code ("TBOC") governs Texas corporations. Section 8.051 of the TBOC states that: (a) An enterprise shall indemnify a governing person, former governing person, or delegate against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was a governing person or delegate if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding. (b) A court that determines, in a suit for indemnification, that a governing person, former governing person, or delegate is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.

        Section 8.052 states that: (a) On application of a governing person, former governing person, or delegate and after notice is provided as required by the court, a court may order an enterprise to indemnify the person to the extent the court determines that the person is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. (b) This section applies without regard to whether the governing person, former governing person, or delegate applying to the court satisfies the requirements of Section 8.101 or has been found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person's official capacity. (c) The indemnification ordered by the court under this section is limited to reasonable expenses if the governing person, former governing person, or delegate is found liable: (1) to the enterprise; or (2) because the person improperly received a personal benefit, without regard to whether the benefit resulted from an action taken in the person's official capacity.

        Section 8.101 states that: (a) An enterprise may indemnify a governing person, former governing person, or delegate who was, is, or is threatened to be made a respondent in a proceeding to the extent permitted by Section 8.102 if it is determined in accordance with Section 8.103 that: (1) the person: (A) acted in good faith; (B) reasonably believed: (i) in the case of conduct in the person's official capacity, that the person's conduct was in the enterprise's best interests; and (ii) in any other case, that the person's conduct was not opposed to the enterprise's best interests; and (C) in the case of a criminal proceeding, did not have a reasonable cause to believe the person's conduct was unlawful; (2) with respect to expenses, the amount of expenses other than a judgment is reasonable; and (3) indemnification should be paid. (b) Action taken or omitted by a governing person or delegate with respect to an employee benefit plan in the performance of the person's duties for a purpose reasonably believed by the person to be in the interest of the participants and beneficiaries of the plan is for a purpose that is not opposed to the best interests of the enterprise. (c) Action taken or omitted by a delegate to another enterprise for a purpose reasonably believed by the delegate to be in the interest of the other enterprise or its owners or members is for a purpose that is not opposed to the best interests of the enterprise. (d) A person does not fail to meet the standard under Subsection (a)(1) solely because of the termination of a proceeding by: (1) judgment; (2) order; (3) settlement; (4) conviction; or (5) a plea of nolo contendere or its equivalent.

        Section 8.102 states that: (a) Subject to Subsection (b), an enterprise may indemnify a governing person, former governing person, or delegate against: (1) a judgment; and (2) expenses, other than a judgment, that are reasonable and actually incurred by the person in connection with a proceeding. (b) Indemnification under this subchapter of a person who is found liable to the enterprise or is found liable because the person improperly received a personal benefit: (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding; (2) does not include a judgment, a penalty, a fine, and an excise or similar tax, including an excise tax assessed against the person with respect to an employee benefit plan; and (3) may not be made in relation to a proceeding in which the person has been found liable for: (A) willful or intentional misconduct in the performance of the person's duty to the enterprise; (B) breach of the person's duty of loyalty owed to the enterprise; or

(C) an act or omission not committed in good faith that constitutes a breach of a duty owed by the person to the enterprise. (c) A governing person, former governing person, or delegate is considered to have been found liable in relation to a claim, issue, or matter only if the liability is established by an order, including a judgment or decree of a court, and all appeals of the order are exhausted or foreclosed by law.

        Section 8.105(b) states that: An enterprise shall indemnify an officer to the same extent that indemnification is required under this chapter for a governing person.

Item 21.    Exhibits and Financial Statement Schedules.

        (a)   The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number		Description
4.1	*	Registration Rights Agreement dated June 29, 2006, between Henry Holdings LP and Legacy Reserves LP and Legacy Reserves GP, LLC (the "Henry Registration Rights Agreement") (Incorporated by reference to Legacy Reserves LP's Registration Statement on Form S-1 (File No. 333-134056) filed September 5, 2006, Exhibit 4.3).

4.2	*	Registration Rights Agreement dated March 15, 2006, by and among Legacy Reserves LP, Legacy Reserves GP, LLC and the other parties there to (the "Founders Registration Rights Agreement") (Incorporated by reference to Legacy Reserves LP's Registration Statement on Form S-1 (File No. 333-134056) filed September 5, 2006, Exhibit 4.3).

4.3	*	Registration Rights Agreement dated April 16, 2007, by and among Nielson & Associates, Inc., Legacy Reserves GP, LLC and Legacy Reserves LP (Incorporated by reference to Legacy Reserves LP's Quarterly Report on Form 10-Q (File No. 001-33249) filed May 14, 2007, Exhibit 4.4).

4.5	*	Registration Rights Agreement, dated as of May 13, 2014, by and among Legacy Reserves LP, Legacy Reserves Finance Corporation, the Guarantors named therein and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, UBS Securities LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and J.P. Morgan Securities LLC as representatives of the Initial Purchasers named therein. (Incorporated by reference to Legacy Reserves LP's Current Report on Form 8-K (File No. 001-33249) filed May 17, 2014, Exhibit 4.2).

4.6	*	Indenture, dated as of December 4, 2012, among Legacy Reserves LP, Legacy Reserves Finance Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (including the form of the 8% senior notes due 2020) (Incorporated by reference to Legacy Reserves LP's Current Report on Form 8-K (File No. 001-33249) filed December 10, 2012, Exhibit 4.1).

4.7	*	Indenture, dated as of May 28, 2013, among Legacy Reserves LP, Legacy Reserves Finance Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (including form of the 6.625% senior notes due 2021)(Incorporated by reference to Legacy Reserves LP's Current Report on Form 8-K (File No. 001-33249) filed May 31, 2013, Exhibit 4.1).

5.1	**	Opinion of Andrews Kurth LLP regarding the validity of the new notes.

12.1	**	Statement regarding computation of ratios.

Exhibit Number		Description
21.1	*	List of subsidiaries of Legacy Reserves LP (Incorporated by reference to Legacy Reserves LP's Annual Report on Form 10-K (File No. 001-33249) filed February 27, 2013, Exhibit 21.1).

23.1	**	Consent of BDO USA, LLP.

23.2	**	Consent of LaRoche Petroleum Consultants, Ltd.

23.3	**	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

24.1	**	Power of Attorney (included on the signature page attached hereto).

25.1	**	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association.

*
Incorporated by reference, as indicated.

**
Filed herewith.

        (b)   Financial Statement Schedules.

        Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

Item 22.    Undertakings.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        Each registrant hereby undertakes:

        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

          (a)   include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (b)   reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (c)   to include any material information with respect to the plan of distribution not previously disclosed in this registration statement, or any material change to such information in this registration statement.

        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (a)   any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

          (b)   any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

          (c)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

          (d)   any other communication that is an offer in the offering made by such registrant to the purchaser.

        That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to, and meeting the requirements of, Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

        To respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the following registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on December 16, 2014.

LEGACY RESERVES LP
By:	LEGACY RESERVES GP, LLC its general partner
	By:	/s/ JAMES DANIEL WESTCOTT
		Name:	James Daniel Westcott
		Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Cary D. Brown and James Daniel Westcott, or either of them, each with power to act without the other, his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARY D. BROWN Cary D. Brown	Chairman, President and Chief Executive Officer (Principal Executive Officer)	December 16, 2014
/s/ JAMES DANIEL WESTCOTT James Daniel Westcott	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 16, 2014

Signature	Title	Date

/s/ MICAH C. FOSTER Micah C. Foster	Chief Accounting Officer and Controller (Principal Accounting Officer)	December 16, 2014
/s/ PAUL T. HORNE Paul T. Horne	Executive Vice President, Chief Operating Officer and Director	December 16, 2014
/s/ KYLE A. MCGRAW Kyle A. McGraw	Executive Vice President, Chief Development Officer and Director	December 16, 2014
/s/ DALE A. BROWN Dale A. Brown	Director	December 16, 2014
/s/ WILLIAM R. GRANBERRY William R. Granberry	Director	December 16, 2014
/s/ G. LARRY LAWRENCE G. Larry Lawrence	Director	December 16, 2014
/s/ KYLE D. VANN Kyle D. Vann	Director	December 16, 2014
/s/ WILLIAM D. SULLIVAN William D. Sullivan	Director	December 16, 2014

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the following registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on December 16, 2014.

LEGACY RESERVES FINANCE CORPORATION
By:	/s/ JAMES DANIEL WESTCOTT
	Name:	James Daniel Westcott
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Cary D. Brown and James Daniel Westcott, or either of them, each with power to act without the other, his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARY D. BROWN Cary D. Brown	Director, President and Chief Executive Officer (Principal Executive Officer)	December 16, 2014
/s/ JAMES DANIEL WESTCOTT James Daniel Westcott	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 16, 2014
/s/ MICAH C. FOSTER Micah C. Foster	Chief Accounting Officer and Controller (Principal Accounting Officer)	December 16, 2014

Signature	Title	Date

/s/ KYLE A. MCGRAW Kyle A. McGraw	Director	December 16, 2014
/s/ PAUL T. HORNE Paul T. Horne	Director	December 16, 2014

SIGNATURES

        Pursuant to the requirements of the Securities Act, the following registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on December 16, 2014.

LEGACY RESERVES OPERATING LP
By:	LEGACY RESERVES OPERATING GP LLC, its general partner
By:	LEGACY RESERVES LP, its sole member
By:	LEGACY RESERVES GP, LLC, its general partner
By:	/s/ JAMES DANIEL WESTCOTT
	Name:	James Daniel Westcott
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Cary D. Brown and James Daniel Westcott, or either of them, each with power to act without the other, his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARY D. BROWN Cary D. Brown	Chairman, President and Chief Executive Officer (Principal Executive Officer)	December 16, 2014
/s/ JAMES DANIEL WESTCOTT James Daniel Westcott	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 16, 2014

Signature	Title	Date

/s/ MICAH C. FOSTER Micah C. Foster	Chief Accounting Officer and Controller (Principal Accounting Officer)	December 16, 2014
/s/ PAUL T. HORNE Paul T. Horne	Executive Vice President, Chief Operating Officer and Director	December 16, 2014
/s/ KYLE A. MCGRAW Kyle A. McGraw	Executive Vice President, Chief Development Officer and Director	December 16, 2014
/s/ DALE A. BROWN Dale A. Brown	Director	December 16, 2014
/s/ WILLIAM R. GRANBERRY William R. Granberry	Director	December 16, 2014
/s/ G. LARRY LAWRENCE G. Larry Lawrence	Director	December 16, 2014
/s/ KYLE D. VANN Kyle D. Vann	Director	December 16, 2014
/s/ WILLIAM D. SULLIVAN William D. Sullivan	Director	December 16, 2014

SIGNATURES

        Pursuant to the requirements of the Securities Act, the following registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on December 16, 2014.

LEGACY RESERVES OPERATING GP LLC
By:	LEGACY RESERVES LP its sole member
By:	LEGACY RESERVES GP, LLC, its general partner
By:	/s/ JAMES DANIEL WESTCOTT
	Name:	James Daniel Westcott
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Cary D. Brown and James Daniel Westcott, or either of them, each with power to act without the other, his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARY D. BROWN Cary D. Brown	Chairman, President and Chief Executive Officer (Principal Executive Officer)	December 16, 2014
/s/ JAMES DANIEL WESTCOTT James Daniel Westcott	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 16, 2014

Signature	Title	Date

/s/ MICAH C. FOSTER Micah C. Foster	Chief Accounting Officer and Controller (Principal Accounting Officer)	December 16, 2014
/s/ PAUL T. HORNE Paul T. Horne	Executive Vice President, Chief Operating Officer and Director	December 16, 2014
/s/ KYLE A. MCGRAW Kyle A. McGraw	Executive Vice President, Chief Development Officer and Director	December 16, 2014
/s/ DALE A. BROWN Dale A. Brown	Director	December 16, 2014
/s/ WILLIAM R. GRANBERRY William R. Granberry	Director	December 16, 2014
/s/ G. LARRY LAWRENCE G. Larry Lawrence	Director	December 16, 2014
/s/ KYLE D. VANN Kyle D. Vann	Director	December 16, 2014
/s/ WILLIAM D. SULLIVAN William D. Sullivan	Director	December 16, 2014

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the following registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Texas, on December 16, 2014.

LEGACY RESERVES SERVICES, INC.
By:	/s/ JAMES DANIEL WESTCOTT
	Name:	James Daniel Westcott
	Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Cary D. Brown and James Daniel Westcott, or either of them, each with power to act without the other, his or her lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, including any and all post-effective amendments, and to file the same with all exhibits thereto and other documents necessary or advisable in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CARY D. BROWN Cary D. Brown	Director, President and Chief Executive Officer (Principal Executive Officer)	December 16, 2014
/s/ JAMES DANIEL WESTCOTT James Daniel Westcott	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	December 16, 2014
/s/ MICAH C. FOSTER Micah C. Foster	Chief Accounting Officer and Controller (Principal Accounting Officer)	December 16, 2014
/s/ KYLE A. MCGRAW Kyle A. McGraw	Director	December 16, 2014
/s/ PAUL T. HORNE Paul T. Horne	Director	December 16, 2014

INDEX TO EXHIBITS

Exhibit Number		Description
4.1	*	Registration Rights Agreement dated June 29, 2006, between Henry Holdings LP and Legacy Reserves LP and Legacy Reserves GP, LLC (the "Henry Registration Rights Agreement") (Incorporated by reference to Legacy Reserves LP's Registration Statement on Form S-1 (File No. 333-134056) filed September 5, 2006, Exhibit 4.3).

4.2	*	Registration Rights Agreement dated March 15, 2006, by and among Legacy Reserves LP, Legacy Reserves GP, LLC and the other parties there to (the "Founders Registration Rights Agreement") (Incorporated by reference to Legacy Reserves LP's Registration Statement on Form S-1 (File No. 333-134056) filed September 5, 2006, Exhibit 4.3).

4.3	*	Registration Rights Agreement dated April 16, 2007, by and among Nielson & Associates, Inc., Legacy Reserves GP, LLC and Legacy Reserves LP (Incorporated by reference to Legacy Reserves LP's Quarterly Report on Form 10-Q (File No. 001-33249) filed May 14, 2007, Exhibit 4.4).

4.5	*	Registration Rights Agreement, dated as of May 13, 2014, by and among Legacy Reserves LP, Legacy Reserves Finance Corporation, the Guarantors named therein and Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC, UBS Securities LLC, Citigroup Global Markets Inc., Barclays Capital Inc. and J.P. Morgan Securities LLC as representatives of the Initial Purchasers named therein. (Incorporated by reference to Legacy Reserves LP's Current Report on Form 8-K (File No. 001-33249) filed May 17, 2014, Exhibit 4.2).

4.6	*	Indenture, dated as of December 4, 2012, among Legacy Reserves LP, Legacy Reserves Finance Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (including the form of the 8% senior notes due 2020) (Incorporated by reference to Legacy Reserves LP's Current Report on Form 8-K (File No. 001-33249) filed December 10, 2012, Exhibit 4.1).

4.7	*	Indenture, dated as of May 28, 2013, among Legacy Reserves LP, Legacy Reserves Finance Corporation, the Guarantors named therein and Wells Fargo Bank, National Association, as trustee (including form of the 6.625% senior notes due 2021)(Incorporated by reference to Legacy Reserves LP's Current Report on Form 8-K (File No. 001-33249) filed May 31, 2013, Exhibit 4.1).

5.1	**	Opinion of Andrews Kurth LLP regarding the validity of the new notes.

12.1	**	Statement regarding computation of ratios.

21.1	*	List of subsidiaries of Legacy Reserves LP (Incorporated by reference to Legacy Reserves LP's Annual Report on Form 10-K (File No. 001-33249) filed February 27, 2013, Exhibit 21.1).

23.1	**	Consent of BDO USA, LLP.

23.2	**	Consent of LaRoche Petroleum Consultants, Ltd.

23.3	**	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

24.1	**	Power of Attorney (included on the signature page attached hereto).

25.1	**	Statement of Eligibility on Form T-1 of Wells Fargo Bank, National Association.

*
Incorporated by reference, as indicated.

**
Filed herewith.